As filed with the Securities and Exchange Commission on December 4, 1998
                                                      Registration No. 333-67091
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------


                               AMENDMENT NO. 1 TO
                                    FORM S-4


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                                 CITIZENS, INC.
             (Exact name of registrant as specified in its charter)


         COLORADO                               6311                        84-0755371
(State or other jurisdiction of      (Primary standard industrial        (I.R.S. Employer
incorporation or organization)        classification code number)       Identification No.)

                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752
                                 (512) 837-7100
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------

                            Mark A. Oliver, President
                             400 East Anderson Lane
                               Austin, Texas 78752
                                 (512) 837-7100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------
                                    Copy to:

                              Reid A. Godbolt, Esq.
                              Jones & Keller, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                                 (303) 573-1600
                                    ---------

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
    Title of each class of             Amount to            Proposed maximum               Proposed               Amount of
       securities to be              be registered           offering price            maximum aggregate        registration
          registered                                            per share               offering price               fee
    Class A Common Stock,             611,000(1)                $6.00(2)                  $3,666,000               $1,019
         No Par Value                   shares
==============================  ======================= =========================  ========================= ===================

(1) Represents the maximum number of shares of the Registrant's Class A Common Stock to be issued in connection with the merger described herein.


(2) Estimated pursuant to Rule 457(f)(1) and (2) solely for the purpose of calculating the registration fee based on the market value of the securities to be received by the Registrant. The fee has been paid.


==============================================================================
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                                 CITIZENS, INC.

                              Cross-Reference Sheet
                                       For
        Registration Statement on Form S-4 and Prospectus-Proxy Statement

Form S-4
Item No.          Item Caption                                        Heading in Prospectus
--------          ------------                                        ---------------------

    1             Forepart of Registration Statement                   Outside Front Cover
                  and Outside Front Cover Page of
                  Prospectus

    2             Inside Front and Outside Back Cover                  Inside Front Cover
                  Pages of Prospectus

    3             Risk Factors, Ratio of Earnings to                   Summary; Risk Factors; Proposed
                  Fixed Charges and Other Information                  Merger; Management's Discussion of
                                                                       Financial Condition and Results of
                                                                       Operation

    4             Terms of the Transaction                             Summary; Proposed Merger; Information
                                                                       Concerning First Investors Group, Inc.
                                                                       ("Investors"); Comparison of Rights of
                                                                       Securityholders; Certain Federal Income
                                                                       Tax Consequences

    5             Pro Forma Financial Information                      Not applicable

    6             Material Contracts with the Company                  Summary; Proposed Merger -
                  Being Acquired                                       Background and Reasons

    7             Additional Information Required for                  Not applicable
                  Reoffering by Persons and Parties
                  Deemed to be Underwriters

    8             Interests of Named Experts and                       Not applicable
                  Counsel

    9             Disclosure of Commission Position                    Not applicable
                  on Indemnification for Securities Act
                  Liabilities

   10             Information with Respect to S-3                      Available Information and
                  Registrants                                          Incorporation of Certain Documents
                                                                       by Reference; Risk Factors

   11             Incorporation of Certain Information                 Available Information and
                  by Reference                                         Incorporation of Certain Documents
                                                                       by Reference

   12             Information with Respect to S-2 or                   Not applicable
                  and S-3 Registrants

   13             Incorporation of Certain Information                 Not applicable
                  by Reference

   14             Information with Respect to                          Not applicable
                  Registrants Other Than S-2
                  or S-3 Registrants

   15             Information with Respect to S-3                      Not applicable
                  Companies

   16             Information with Respect to S-2 or                   Not applicable
                  S-3 Companies

   17             Information with Respect to                          Summary; Summary Selected
                  Companies Other than S-2 or                          Financial Data; The Special Meeting;
                  S-3 Companies                                        Proposed Merger; Information  Concerning
                                                                       Investors; Management's Discussion of
                                                                       Financial Condition and Results of
                                                                       Operations; Financial Statements

   18             Information if Proxies, Consents                     Summary; The Special Meetings;
                  or Authorizations are to be Solicited                Information Concerning Directors and
                                                                       Executive Officers; Rights of
                                                                       Dissenting Shareholders

   19             Information if Proxies, Consents                     Not applicable
                  or Authorizations Are Not To Be
                  Solicited in an Exchange Offer


                     NOTICE OF SPECIAL SHAREHOLDERS' MEETING

What: Special Shareholders' Meeting


When: Tuesday, January 26, 1999, 10:00 a.m. Central Standard Time

Where: Jumer Hotels, Jumer Drive at Veterans Parkway, Bloomington, Illinois


We are having a Special Shareholders' Meeting of First Investors Group, Inc. ("Investors") to:

         o    Vote on a merger; and

         o Transact any other business that may properly come before the Meeting or any adjournment.



If The Merger Is Approved                                        Who Can Vote

o        Investors' shareholders will exchange                   Only Investors' shareholders at the close of
their shares for Citizens, Inc. ("Citizens")                     business on December 8, 1998, may vote at the
Class A Common Stock as described in the                         Meeting.
accompanying document.

o        Investors will become a subsidiary of
Citizens, Inc.


                                Right to Dissent

If you disagree with the Merger, you may seek payment for your Investors shares by strictly following the procedures described in Appendix B.


         Shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please fill in, date, sign, and return promptly the enclosed proxy card in the enclosed postage- prepaid envelope. With your proxy, your shares will be voted at the Meeting as instructed if you cannot attend in person. Even if you send in your proxy, you may reclaim your right to vote in person when you attend the Meeting.

                                       By Order of the Board of Directors



                                       H. Marie Dennis, Secretary
Springfield, Illinois
December 8, 1998

                           FIRST INVESTORS GROUP, INC.
                PROXY STATEMENT FOR SPECIAL SHAREHOLDERS' MEETING
                           TO BE HELD JANUARY 26, 1999



[GRAPHIC OMITTED]          CITIZENS, INC. PROSPECTUS
                       CLASS A COMMON STOCK, NO PAR VALUE
                              UP TO 611,000 SHARES

This document:

         o is furnished by the Board of Directors of First Investors Group, Inc. ("Investors") to request a proxy for voting your Investors stock on the Plan and Agreement of Merger dated September 10, 1998 (the "Merger Agreement") between Investors, Citizens, Inc. ("Citizens") and Excalibur Acquisition, Inc. ("Acquisition"); and

         o registers the shares of Class A Common Stock of Citizens to be issued in exchange for Investors shares if the Merger occurs.
                            ------------------------


              The Merger

              If the Merger occurs, you will receive one share of Citizens Class A Common Stock for each 6.6836 shares of your Investors stock (whether Common or Preferred Stock) and cash for any fractional Citizens shares based on a negotiated value of $6.00 per Citizens Class A share.

              The Investors' Board Of Directors Unanimously Recommends that shareholders Approve the Merger Agreement.


              Citizens Class A Common Stock is traded on the American Stock Exchange under the symbol "CIA." On December 1, 1998, the closing price of Citizens Class A Common Stock was $6.00 per share. If the Merger occurs, we will mail you instructions for exchanging your Investors shares for Citizens Class A Common Stock.
                            ------------------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus-proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
                            ------------------------

The securities involve significant risks. See "Risk Factors" beginning on page
10.
                            ------------------------



        The date of this Proxy Statement-Prospectus is December 7, 1998.


                                TABLE OF CONTENTS                                        Page

AVAILABLE INFORMATION......................................................................1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................1

FORWARD-LOOKING STATEMENTS.................................................................2

SUMMARY  ..................................................................................3

THE PLAN AND AGREEMENT OF MERGER...........................................................5

SUMMARY SELECTED FINANCIAL DATA............................................................8

COMPARATIVE PER SHARE DATA.................................................................9

RISK FACTORS..............................................................................10

THE SPECIAL MEETING.......................................................................14

PROPOSED MERGER...........................................................................17

INVESTORS' DISCUSSION  AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................................24

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................28

RIGHTS OF DISSENTING SHAREHOLDERS.........................................................32

INFORMATION CONCERNING INVESTORS..........................................................35

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE...........................................37

COMPARISON OF RIGHTS OF SECURITYHOLDERS...................................................38

EXPERTS  .................................................................................40

LEGAL MATTERS.............................................................................41

OTHER MATTERS.............................................................................41

FINANCIAL STATEMENTS.....................................................................F-1



APPENDIX A -- Plan and Agreement of Merger

APPENDIX B -- Article XI, Sections 5/11.65 and 5/11.70, of the Illinois Business Corporation Act Governing Rights of Dissenting Shareholders of Investors

                              AVAILABLE INFORMATION

         Citizens files annual, quarterly, and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Those reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, telephone (800) SEC-0330, and at the regional offices of the SEC at 13th Floor, 7 World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881 and on the SEC Internet website at http://www.sec.gov.

         Citizens has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the shares of Citizens Class A Common Stock to be issued in connection with the transactions described herein. In accordance with SEC rules and regulations, this Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. For further information, reference is made to the Registration Statement, including the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed by Citizens with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-16509) and are incorporated by reference into this Proxy Statement-Prospectus:

         (a) Citizens' Annual Report on Form 10-K filed on March 31, 1998, for the year ended December 31, 1997;

         (b) the description of Citizens' Class A Common Stock contained in its Registration Statement on Form 8-A declared effective by the SEC on April 14, 1994;


         (c) Citizens' Quarterly Report on Form 10-Q filed on or about November 15, 1998, for the quarter ended September 30, 1998; and


         (d) Citizens' Current Report on Form 8-K filed on August 21, 1998.

         All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the Meeting are incorporated by reference into this Proxy Statement-Prospectus as a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. The foregoing sentence does not apply to Investors or any of its affiliates. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement-Prospectus, except as so modified or superseded.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CITIZENS THAT IS NOT INCLUDED OR DELIVERED WITH THIS DOCUMENT. YOU MAY OBTAIN THIS INFORMATION WITHOUT CHARGE BY REQUEST TO SECRETARY, CITIZENS, INC., P.O. BOX 149151, AUSTIN, TX 78714-9151; TELEPHONE (512) 837-7100. TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS BEFORE JANUARY 15, 1999.


                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Proxy Statement/Prospectus are not statements of historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"), including, without limitation, statements specifically identified as forward-looking statements within this document. In addition, certain statements in future filings by Citizens with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of Citizens or Investors which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements, include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure, and other financial items, (ii) statements of plans and objectives of Citizens, Investors or either of their management or Boards of Directors including those relating to products or services, (iii) statements of future economic performance and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "may", "will" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of foreign and U.S. economies in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws; (iii) inflation, interest rates, market and monetary fluctuations and volatility; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by existing and potential customers; (v) changes in consumer spending, borrowing and saving habits; (vi) concentrations of business from persons residing in third world countries; (vii) acquisitions; (viii) the persistency of existing and future insurance policies sold by subsidiaries of Citizens or Investors; (ix) the dependence of Citizens on its Chairman of the Board; (x) the ability to control expenses; (xi) the effect of changes in laws and regulations (including laws and regulations concerning insurance) with which Citizens, Investors and their subsidiaries must comply, (xii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board, (xiii) changes in the organization and compensation plans of Citizens or Investors;
(xiv) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xv) the success of Citizens and Investors at managing the risks involved in the foregoing.

         Such forward-looking statements speak only as of the date on which such statements are made, and Citizens and Investors undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

                                     SUMMARY

         This is a summary. Please read the entire Proxy Statement-Prospectus before you make an investment decision.

PARTIES TO THE MERGER

         Citizens, a Colorado corporation, is a life insurance holding company. Citizens' principal executive office is located at 400 East Anderson Lane, Austin, Texas 78752, and its telephone number there is (512) 837-7100. Excalibur Acquisition, Inc. ("Acquisition"), an Illinois corporation, is a wholly-owned subsidiary of Citizens that was recently formed solely for this Merger. Acquisition has the same principal executive office as Citizens.

         Investors, an Illinois corporation, is an insurance holding company. Investors' principal executive office is located at 1709 South Fifth Street, Springfield, Illinois 62703-3116 and the telephone number there is (217) 528-4403. Excalibur Insurance Corporation ("Excalibur") is an Illinois-domiciled life insurance company. Excalibur has the same principal office as Investors.

         Neither Investors nor any of its officers or directors are affiliated with Citizens, nor are any officers or directors of Citizens affiliated with Investors. If the Merger is approved, Investors will become a subsidiary of Citizens.

         Neither class of Investors' stock is exchange-listed or traded regularly through security brokerage firms, and there is virtually no over-the-counter trading activity. Consequently, we are unable to determine a reliable market value for Investors' Common or Preferred Stock. For an explanation of the manner in which Citizens, Investors and Acquisition negotiated the share exchange ratios for the Merger, see "Proposed Merger -- Background and Reasons for Merger."



PERSONS ENTITLED TO VOTE; RECORD DATE          The Record Date is the close of
                                               business on December 8, 1998.
                                               Only Investors shareholders as of
                                               the Record Date will be notified
                                               of, and entitled to vote at, the
                                               Special Meeting of Shareholders.

DATE,TIME AND PLACE OF SPECIAL MEETING         The Special Meeting of Investors
                                               shareholders will be held on
                                               January 26, 1999 at 10:00 a.m.,
                                               Central Standard Time, at Jumer
                                               Hotels, Jumer Drive at Veterans
                                               Parkway, Bloomington, Illinois.


BUSINESS TO BE TRANSACTED                      At the Meeting, shareholders will
                                               be asked to vote upon a Merger
                                               Agreement under which Acquisition
                                               will merge into Investors.


RECOMMENDATIONS OF THE BOARD OF DIRECTORS      The Investors' Board of Directors
                                               has unanimously approved the
                                               Merger Agreement and recommends
                                               that the shareholders vote FOR
                                               APPROVAL of the Merger. Two out
                                               of three directors have interests
                                               in the Merger
                                               that are in addition to their
                                               interests as shareholders of
                                               Investors. The other member of
                                               the Investors' Board, who is also
                                               an officer of Investors, was
                                               aware of these interests and
                                               considered them in approving the
                                               Merger Agreement. The Investors'
                                               Board of Directors did not
                                               solicit or receive an outside
                                               fairness opinion with respect to
                                               the Merger. See "Proposed Merger
                                               -- Background and Reasons for the
                                               Merger--Recommendation of
                                               Investors' Board of Directors and
                                               --Interests of Certain persons in
                                               the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER     The Chief Executive Officer of
                                               Investors, Don Dennis, and his
                                               wife, H. Marie Dennis, Secretary
                                               and Treasurer of Investors, have
                                               interests in the Merger that are
                                               in addition to their interests as
                                               shareholders of Investors. Upon
                                               the closing of the Merger,
                                               Citizens will retain Mr. Dennis
                                               as a consultant for a 36 month
                                               period at $8,333 per month, or
                                               $100,000 per year, plus insurance
                                               commissions on certain business
                                               he obtains. H. Marie Dennis will
                                               be the beneficiary of amounts
                                               payable under the consulting
                                               contract in the event of the
                                               death of Mr. Dennis. Mr. and Mrs.
                                               Dennis are two out of three
                                               members of the Board of Directors
                                               of Investors.

PROXY REVOCABILITY                             Proxies are revocable at any time
                                               prior to voting at the Meeting.
                                               See "The Special Meeting --
                                               Revocability of Proxies."

REQUIRED VOTE                                  Approval of the Merger Agreement
                                               and the transactions contemplated
                                               thereby requires the affirmative
                                               vote of a majority of the
                                               outstanding Investors Common
                                               Stock and Preferred Stock, voting
                                               together as a group. See "The
                                               Special Meeting -- Voting
                                               Securities." No shareholder vote
                                               of Citizens is required by the
                                               Merger Agreement or applicable
                                               law.

OUTSTANDING SHARES OF INVESTORS                As of the Record Date there were
                                               outstanding 2,038,820 shares of
                                               Investors Common Stock and
                                               2,038,820 shares of Investors
                                               Preferred Stock. As of the Record
                                               Date, Investors' directors,
                                               executive officers and their
                                               affiliates held 1,329,003 shares
                                               of Investors Common Stock and
                                               32,750 shares of Investors
                                               Preferred stock or a total of
                                               33.4% of the shares entitled to
                                               vote.

                        THE PLAN AND AGREEMENT OF MERGER


CONSIDERATION FOR YOUR SHARES                  Under the Merger Agreement,
                                               Investors' shareholders will
                                               receive one share of Citizens
                                               Class A Common Stock for each
                                               6.6836 shares of Investors Stock
                                               (Common or Preferred) held as of
                                               the Record Date. Fractional
                                               shares will not be issued.
                                               Instead, fractional share amounts
                                               will be purchased based on a cash
                                               value of $6.00 per Citizens Class
                                               A share. Any Investors
                                               shareholder who perfects
                                               dissenters' rights under Illinois
                                               law will receive cash in lieu of
                                               Citizens Class A Common Stock.
                                               See "Proposed Merger -- Receipt
                                               of Citizens Shares" and "Rights
                                               of Dissenting Shareholders."

CLOSING DATE                                   The parties believe that the
                                               Closing will occur and the Merger
                                               will become effective shortly
                                               after the conditions in the
                                               Merger Agreement (including
                                               shareholder approval) are
                                               satisfied.

CONDUCT OF BUSINESS PRIOR TO CLOSING           Investors has agreed that it and
                                               Excalibur Insurance Corporation
                                               ("Excalibur") will not: (1) enter
                                               into any transactions prior to
                                               the Merger other than in the
                                               ordinary course of business, (2)
                                               pay shareholder dividends or
                                               increase the compensation of
                                               officers, nor (3) enter into any
                                               agreement or transaction which
                                               will adversely affect their
                                               respective financial conditions.
                                               See "Proposed Merger -- Conduct
                                               of Business Pending the Merger;
                                               the Covenants of the Parties."

DISSENTERS' RIGHTS                             Investors' shareholders may
                                               dissent from the Merger and
                                               demand payment of their share
                                               values in cash. If holders of
                                               more than 2.5% (approximately
                                               100,000) of the outstanding
                                               shares of Investors perfect their
                                               dissenter's rights, Citizens may
                                               cancel the Merger. See "Rights of
                                               Dissenting Shareholders,"
                                               "Proposed Merger -- Other
                                               Conditions to Consummation of the
                                               Merger," and Appendix B which
                                               contains copies of the Illinois
                                               statutes for dissenting
                                               shareholder procedures.

CONDITIONS TO THE MERGER                       In addition to approval by
                                               Investors' shareholders, the
                                               Merger is subject to satisfaction
                                               of other conditions including:
                                               (1) the performance by each party
                                               of its obligations; (2) the
                                               absence of any legal proceeding
                                               relating to the transactions
                                               contemplated by the Merger

                                               Agreement; (3) the continued
                                               material accuracy of
                                               representations made by each
                                               party; and (4) the delivery of
                                               legal opinions. See "Proposed
                                               Merger -- Other Conditions."

OPERATIONS OF INVESTORS AFTER THE MERGER       Following the Merger, Investors
                                               and its subsidiaries will
                                               continue to operate in their
                                               locations under a combined
                                               management team, with the
                                               consolidation of computer data
                                               processing in Citizens' system.
                                               Citizens will continue to
                                               evaluate the personnel, business
                                               practices and opportunities for
                                               Investors and its subsidiaries
                                               and may make such changes as it
                                               deems appropriate following the
                                               Merger.


SUMMARY OF FEDERAL INCOME TAX CONSIDERATIONS   The Merger is intended to be
                                               treated as a reorganization
                                               within the meaning of Section
                                               368(a) of the Internal Revenue
                                               Code of 1986, as amended (the
                                               "Code"), and that, accordingly,
                                               for federal income tax purposes:
                                               (i) no material gain or loss will
                                               be recognized by Investors or
                                               Citizens as a result of the
                                               Merger; (ii) no gain or loss will
                                               generally be recognized by
                                               holders of Investors Common Stock
                                               and Investors Preferred Stock
                                               ("Investors Stock") on the
                                               exchange of their shares of
                                               Investors Stock for Citizens
                                               Class A Common Stock pursuant to
                                               the Merger; and (iii) the
                                               aggregate adjusted tax basis of
                                               Citizens Class A Common Stock
                                               received by an Investors
                                               shareholder in exchange for his
                                               Investors Stock will be the same
                                               as the basis of the Investors
                                               Stock surrendered in exchange
                                               therefor. Consummation of the
                                               Merger is conditioned upon
                                               receipt by Investors of an
                                               opinion of counsel substantially
                                               to such effect. However, a ruling
                                               from the Internal Revenue Service
                                               is not being sought in connection
                                               with the Merger. The opinion of
                                               counsel is not binding on the
                                               Internal Revenue Service. If the
                                               Merger were not to so qualify,
                                               the exchange of shares would be
                                               taxable. See "Certain Federal
                                               Income Tax Consequences."

TERMINATION AND AMENDMENT OF THE MERGER        The Merger Agreement may be
AGREEMENT                                      terminated by either party if it
                                               is not effective by April 1,
                                               1999. See "Proposed Merger --
                                               Other Conditions." The Merger
                                               Agreement may also be terminated
                                               at any time prior to becoming
                                               effective (1) by unanimous
                                               consent of the parties; (2) by
                                               any beneficiary of a condition
                                               precedent to the Merger if the
                                               condition has not been met or
                                               waived; (3) by any party if a
                                               suit, action, or proceeding
                                               threatens to prohibit the Merger;
                                               or (4) by any party who
                                               discovers a material error in the
                                               representations of another party.

OTHER MATTERS                                  The Investors' Board knows of no
                                               other matters that will come
                                               before the Meeting. If any
                                               additional matters come before
                                               the Meeting, the proxies will be
                                               voted at the discretion of the
                                               proxy holders.

FORWARD LOOKING STATEMENTS                     Certain statements contained or
                                               incorporated by reference in this
                                               Proxy Statement/Prospectus relate
                                               to future matters which are
                                               qualified in certain respects.
                                               See "Available Information and
                                               Incorporation of Certain
                                               Documents by Reference."

                         SUMMARY SELECTED FINANCIAL DATA

         The tables below set forth in summary certain selected financial data of Citizens and Investors. This data is not covered in the reports of the independent auditors but should be read in conjunction with the consolidated financial statements and notes which are included elsewhere herein or incorporated by reference herein.

                                 CITIZENS, INC.

                                                      (in thousands, except per share amounts)
                                At or for the Nine Months                         At or for the Year Ended
                                   Ended September 30,                                  December 31,
                                -------------------------       -----------------------------------------------------------
                                   1998           1997          1997         1996          1995          1994          1993
                                   ----           ----          ----         ----          ----          ----          ----
Revenues                      $  53,672      $  48,231     $  65,027     $  63,822     $  53,130     $  49,212     $  42,761
Net income (loss)                (8,327)         1,761         3,426         2,214         2,750         4,175         5,526
Basis and diluted earnings
  (loss) per share                (0.39)          0.09          0.16          0.11          0.16          0.25          0.34
Total assets                    251,496        249,519       249,519       218,277       209,308       149,798       134,105
Total liabilities               176,913        169,938       169,938       151,394       144,595       114,742       106,090
Total shareholders' equity       74,583         79,581        79,581        66,883        64,713        35,056        28,015
Book value per share               3.49           3.72          3.72          3.29          3.24          1.99          1.68



                           FIRST INVESTORS GROUP, INC.


                               At or for the Nine Months                               At or for the Year Ended
                                   Ended September 30,                                       December 31,
                               -------------------------          -----------------------------------------------------------------
                                  1998            1997            1997            1996           1995           1994           1993
                                  ----            ----            ----            ----           ----           ----           ----
Revenues                   $   182,986     $   162,462     $   283,518     $   201,805    $   134,039    $   120,872    $    53,753
Net income (loss)              (60,404)        (10,830)         (7,714)         53,689         43,225         41,518          7,831
Net income (loss) per
   share(1)                      (0.03)           --              (.00)            .04            .03            .03            .01
Total assets                 3,262,630       3,281,564       3,288,000       3,157,000      2,761,000      2,101,000      1,872,000
Total liabilities               50,332          12,244          16,000          43,000         73,000         57,000         69,000
Total shareholders'
   equity                    3,212,298       3,269,320       3,272,000       3,115,000      2,688,000      2,044,000      1,803,000
Book value per preferred
  share(2)                       $1.59            1.60            1.60            1.59           1.53           1.47           1.49
Fully diluted book value
per share(3)                       .78            0.82            0.82            0.83           0.88           0.70           1.02




---------------

(1)      Based on weighted average of preferred shares.
(2)      Based on preferred shares outstanding at end of period.
(3) Based on total common and preferred shares outstanding at end of period.

                           COMPARATIVE PER SHARE DATA

         The following table compares the historical and pro forma per share data for Citizens and Investors. The pro forma data reflects the proposed Merger transaction as if it was accounted for as a purchase. The data contained in the table is based upon the historical financial statements appearing elsewhere herein or incorporated by reference herein.



                                                  Citizens
                                                Common Stock          Investors           Pro Forma
                                                ------------          ---------           ---------
Basic and diluted earnings (loss)
per share:
  Year ended December 31, 1997                   $    .16             $   .00             $    .16
  Nine months ended September
    30, 1998                                         (.39)               (.03)                (.38)
Book value per share:
  December 31, 1997                                  3.72                 .81                 3.76
  September 30, 1998                                 3.49                 .78                 3.54

                                  RISK FACTORS

         You should read the entire Proxy Statement-Prospectus carefully in evaluating Citizens and its business. The following is a summary of risk factors particularly applicable to Citizens:

         SIGNIFICANT MARKET OVERHANG. Citizens filed in 1995 a registration statement with the SEC permitting the public offer and sale by certain holders of our Class A Common Stock, including Harold E. Riley, Chairman of our Board, who owns 4,553,211 shares of Class A Common Stock or approximately 22% of our outstanding Class A Common Stock. Sales of significant amounts of these shares in the public market could depress the price of our Class A Common Stock. Further, the prospect of such significant amounts of shares being offered into the public market may depress the price of our Class A Common Stock even without actual sales.

         DEPENDENCE ON CITIZENS' CHAIRMAN. We rely heavily on the active participation of our Chairman of the Board, Harold E. Riley. The loss of his services would likely have a significant adverse effect on us. We do not have an employment agreement with Mr. Riley, but we do have "key man" life insurance on Mr. Riley totaling $1.25 million of which Citizens is the beneficiary.

         CONTROL. Our outstanding Class B shares of Common Stock elects a majority of the Board of Directors. All of the Class B Common Stock is owned indirectly (through the Harold E. Riley Trust) by Harold E. Riley, our Chairman of the Board. As a result, it could be more difficult and time consuming for a third party to acquire control of us or to change our Board of Directors. Additionally, Mr. Riley is the largest Class A shareholder. As a practical matter, Mr. Riley has veto power over significant corporate transactions.

         CONCENTRATION OF BUSINESS FROM PERSONS RESIDING IN THIRD WORLD COUNTRIES. Approximately 83% of our total insurance premium revenue of our primary insurance subsidiary, Citizens Insurance Company of America, for the year ended December 31, 1997, and approximately 86% of such total insurance premium revenue for the year ended December 31, 1996 was derived from policies issued on the lives of Latin Americans. These policies are ordinary, whole-life policies with an average face amount of $70,000 and are marketed by independent marketing firms primarily to heads of households in the top 3% to 5% income bracket of such countries. There is a risk of loss of a significant portion of sales to Latin Americans should adverse events occur in the countries from which we receive applications. We include various limitations in our policies to minimize losses caused by social, economic and political conditions. We are not aware of any adverse trends in these countries which would have a material adverse impact on our business.

         INABILITY TO ELECT DIRECTORS. Our Class A Common Stock to be issued to Investors' shareholders if the Merger occurs represents a minority interest. Cumulative voting of shares is not permitted by our Articles of Incorporation. Our minority shareholders cannot elect any of our directors or otherwise control our policies. Since Class B Common Stock elects a majority of the Board, control of us lies outside the Class A shareholders. See "Comparison of Rights of Securityholders."

         NO DIVIDENDS. To date, we have not paid cash dividends and it is our current policy to retain earnings for use in the operations and expansion of our business. Hence, it is highly unlikely that cash dividends will be paid in the near future. Also, our Class A Common Stock has a right to twice the cash dividends of our Class B shares. Because our Class B shareholders control us, there is little economic incentive for our Class B shareholders to decide that cash dividends should be paid when they will receive only one-half of the per share cash dividends of our Class A Common shares, except that the beneficiaries and trustee of the Harold
E. Riley Trust, which holds our Class B Common shares, are also the largest holders of our Class A Common shares.

         PERSISTENCY. Persistency is the extent to which policies sold remain in-force. Policy lapses over those actuarially anticipated could adversely affect our financial performance. Policy sales costs are deferred and recognized over the life of a policy. Excess policy lapses, however, cause the immediate expensing or amortizing of deferred policy sales costs. As long as we maintain our lapse and surrender rate within the pricing assumptions for its insurance policies, we believe that our lapse and surrender rates should not have a material adverse effect on our financial results. For the years ended December 31, 1997, 1996 and 1995, our lapse ratio on ordinary business was 4.3%, 4.6% and 4.1%, respectively.




         COMPETITION. The life insurance business is highly competitive and consists of a number of companies, many of which have greater financial resources, longer business histories, and more diversified lines of insurance coverage than we have. Such companies also generally have larger sales forces. We also face competition from companies operating in foreign countries and marketing in person as well as with direct mail sales campaigns. Although we may be at a competitive disadvantage to these entities, we believe that our products are competitive in the marketplace. We experience competition in our markets primarily from the following sources:

         o Locally Operated Companies with Local Currency Policies. We compete with companies formed and operated in the country in which the policies are sold. Generally, these companies (1) are subject to risks of currency fluctuations, and (2) use mortality tables based on the experience of the local population as a whole. These mortality tables are typically based on significantly shorter life spans than those we use. As a result, the economic return of policies issued by locally operated companies is more uncertain than for U.S. dollar policies, and their statistical cost of insurance tends to be higher than ours.

         o Foreign Operated Companies with Local Currency Policies. Another group of competitors consists of foreign companies that use local currencies. Local currency policies entail risks of uncertainty due to local currency fluctuations as well as perceived instability and weakness of local currencies. We have observed that local currency policies (issued by either foreign or locally operated companies) tend to focus on universal life insurance and annuities instead of whole life insurance. In contrast, we sell primarily whole life insurance policies.

    o Foreign Operated Companies with U.S. Dollar Policies. We face competition from companies that operate in the same manner as we do. We believe that our competitive advantages include a history of performance, our sales force and our products, which have consistently paid a cash dividend on the policies issued.

         REGULATION. Insurance companies are subject to extensive regulation in the jurisdictions where they do business. These regulations require, among other things, prior approval of acquisitions of controlling interest in an insurance company; certain solvency standards; licensing of insurers and their agents; investment limitations; securities deposits for the benefit of policyholders; approval of policy forms and premium rates; triennial examinations of insurance companies; annual and other reports concerning financial condition and other matters; reserves for unearned premiums, losses and other matters. We are subject to this type of regulation in each state in the U.S. in which we are licensed to do business. This regulation involves additional costs and restricts operations.

         We are regulated by the Colorado Division of Insurance under the Colorado Insurance Holding Company Act. Certain "extraordinary" intercorporate transfers of assets and dividend payments from our life insurance subsidiaries require prior approval by the Colorado Insurance Commissioner. We also file detailed annual reports with the Colorado Division of Insurance and all of the states in which we are licensed. The business and accounts of our life insurance subsidiaries are subject to examination by the Colorado Division of Insurance. The most recent examination of our life insurance subsidiary was for the five years ended December 31, 1996.

         Our principal insurance subsidiary is chartered as an insurance company only in the U.S. It does not have any assets or employees in foreign countries. We only accept at our main office in the U.S. applications together with and premiums in U.S. currency (including checks drawn on U.S. banks). We are not currently subject to regulation in the various foreign countries from which we receive applications by foreign citizens. Although we provide insurance to applicants who are foreign citizens, these applications are submitted by independent marketing firms (rather than through our employees to avoid "conducting business" in foreign countries). However, we are unable to predict if foreign regulation will be implemented and, if so, the effect of any such regulation on our business.

         UNINSURED CASH BALANCES. We maintain average cash balances in one bank, Chase Bank, Texas, that is significantly in excess of Federal Deposit Insurance Corporation coverage. If this bank were to fail, we would likely lose a substantial amount of our cash. At December 31, 1997, we had approximately $4.4 million in Chase Bank, Texas. We monitor the solvency of this bank and we do not believe a material risk of loss exists since this bank is currently above the federally mandated levels of capital and liquidity. We also invest in short-term U.S. Treasury securities and top-rated commercial paper issues to manage temporary excess cash balances.

         INTEREST RATE VOLATILITY; INVESTMENT SPREAD RISKS. Fluctuating interest rates affect the profitability of insurance companies. An insurance company's profitability depends, in large part, on investing premiums at a higher interest rate than the interest rate paid to existing policies. Rapid interest rate changes hamper an insurance company's ability to maintain this positive spread and also increase the lapse rates of policies in-force. We do not issue interest-sensitive or universal life insurance policies and we have only a small amount of annuity business. We do, however, have an investment portfolio that would likely be adversely affected in the event of material increases in interest rates.

         TAX CONSEQUENCES. The transactions contemplated by the Merger Agreement are intended to be a tax-deferred exchange within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. However, we have not obtained a ruling from the Internal Revenue Service concerning whether the transaction will in fact be treated as a tax-deferred exchange. We will, however, obtain an opinion of counsel which will support the conclusions contained in this prospectus-proxy statement regarding the material federal income tax consequences of the Merger Agreement and transactions contemplated thereby to Investors and its shareholders. You should understand that an opinion of counsel is not binding on the Internal Revenue Service. Furthermore, the conditions upon which our counsel's opinion is qualified may not continue to exist and the laws or regulations affecting the material federal income tax consequences of this Merger may change. In either event, the tax aspects of the Merger may be adversely affected, and such effect may be material. As a result, there can be no assurance that the Merger will be accorded the tax treatment intended and that recipients of Class A Common Stock of Citizens will realize the tax consequences described herein. See "Certain Federal Income Tax Consequences."

                               THE SPECIAL MEETING

                         Date, Time and Place of Meeting


         A Special Meeting of Investors' Shareholders will be held on Tuesday, January 26, 1999 at 10:00 a.m., Central Standard Time, at Jumer Hotels, Jumer Drive at Veterans Parkway, Bloomington, Illinois.


BUSINESS TO BE TRANSACTED AT THE SPECIAL MEETING


         We mailed you this Proxy Statement-Prospectus on December 8, 1998 to solicit your proxy to vote for the Merger with Citizens. If the Merger is approved and closes, you will receive one share of Citizens for each 6.6836 shares of Common or Preferred Investors Stock which you hold.


         As of the date of this Proxy Statement-Prospectus, we know of no other business that will come before the Meeting. Should any other matter requiring a vote of shareholders arise, the proxies named in the enclosed form of proxy will vote the shares in their discretion with respect to any such matter.

VOTING SECURITIES


         Only Investors' shareholders of record at the close of business on December 8, 1998 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 2,038,820 shares of Common Stock and 2,038,820 shares of Preferred Stock. Each share of stock (whether Common or Preferred Stock) is entitled to one vote per share with respect to the Merger, and the holders of Common Stock and Preferred Stock will vote together as a group. The affirmative vote of a majority of the combined outstanding Investors' Common and Preferred Stock is necessary to approve the Merger.


INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

         The following information is furnished with respect to each director and executive officer.

                                                     Year First
                                                     elected as director        Positions with
Name of director                    Age              of Investors               Investors(1)
----------------                    ---              -------------------        ---------------------------------
Donald L. Dennis                    63               1990                       Chairman & President of Investors
                                                                                since 1990

H. Marie Dennis                     54               1990                       Secretary & Treasurer since 1990

Winona L. Drewes                    50               1990                       Assistant Secretary since 1990

-----------

(1) The principal occupation of each individual for at least the last five years has been in the positions noted above with Investors.

         The full Board of Directors serves as the Audit Committee.

         All directors and officers are elected for a term of one year or until their successors have been duly elected and qualified.

         Donald L. Dennis, Director, Chairman and President, is the husband of
H. Marie Dennis, Director and Secretary & Treasurer. There are no other family relationships among the officers or directors listed, and there are no arrangements or understandings pursuant to which any of them were elected as officers or directors.

         There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any director or executive officer during the past five years.

EXECUTIVE COMPENSATION

Current Officer's Compensation

         The following table sets forth compensation of the President of Investors and its subsidiaries. No executive officer of Investors or its subsidiaries received compensation exceeding $100,000 for any of the last three fiscal years. Neither Investors nor any of its subsidiaries have any restricted stock awards, stock appreciation rights or long-term incentive plans for its executive officers.

                           Summary Compensation Table
                               Annual Compensation

==================================================================================================================================
                   (a)                             (b)                    (c)                     (d)                     (e)
                                                                                                                         Other
                                                                                                                        Annual
       Name and Principal Position                 Year                 Salary                   Bonus               Compensation
----------------------------------------------------------------------------------------------------------------------------------
            Donald L. Dennis,                      1997                  $-0-                     -0-                 $46,698(1)
             President (CEO)                       1996                   -0-                     -0-                     -0-
                                                   1995                   -0-                     -0-                     -0-
==================================================================================================================================


----------
(1) Represents commissions paid to Mr. Dennis from the sale of stock of Investors in an intrastate offering.

Compensation Through Plans and Other Compensation

         No employees are covered by a group insurance plan. No option has been granted to any employee to purchase securities from Investors or its subsidiaries. There are no pension or retirement benefit plans.

Compensation of Directors

         For the last three years, the three Investors directors received $450 in director's fees from Investors as well as its subsidiaries.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         The following table sets forth, as of December 8, 1998, the shares of Investors Common and Preferred Stock (i) beneficially owned by each director and officer, (ii) for all directors and officers as a group, and (iii) each person who is known to Investors to be the beneficial owner of more than 5% of the Investors Common and Preferred Stock, its only classes of voting securities.



 Name and Address                     Nature and Amount         Percent
of Beneficial Owner                    of Ownership             of Class
-------------------                   -----------------         --------

Donald L. & H. Marie Dennis         1,359,428 shares(1)           33.3%
1709 South 5th Street
Springfield, IL 62703-3116

Winona L. Drewes(2)                     2,325 shares(3)              *
1709 South 5th Street
Springfield, IL 62703-3116

Directors and                       1,361,753 shares              33.4%
Officers as a
Group (three persons)

-----------------------------
*        Less than one percent.

(1) Consists of 32,500 shares of Preferred Stock and 1,326,928 shares of Common Stock held as joint tenants.
(2) Held as joint tenant with David F. Drewes. Winona L. Drewes is a director and officer of Investors.
(3)      Consists of 250 shares of Preferred Stock and 2,075 shares of Common
         Stock.

REVOCABILITY OF PROXIES

         Any proxy may be revoked before its exercise at the Meeting or any adjournment thereof by (1) giving written notice of revocation to the Secretary of Investors, H. Marie Dennis, prior to the Meeting; (2) giving written notice of revocation to the Secretary at the Meeting; or (3) signing and delivering a proxy bearing a later date. The mere presence of a shareholder at the Meeting will not revoke his or her proxy. However, being present at the Meeting allows a shareholder to vote in person and revoke any prior proxy.

PROXY SOLICITATION

         Investors will pay the cost of soliciting proxies. Officers and employees of Investors may solicit proxies by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting proxies. Investors will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding materials to beneficial owners of Investors shares, which charges are not estimated to exceed $5,000 plus expenses.

                                 PROPOSED MERGER

BACKGROUND AND REASONS

         Introduced by a common business associate in March 1998, members of management of Investors and Citizens met in Springfield, Illinois in June 1998, after exchanging correspondence discussing the international insurance market for dollar-denominated whole life policies. Citizens has been an active writer of such policies for more than 30 years, and Investors' management had several contacts who had an interest in writing such business. From this discussion, it became apparent that the two management groups had common views of the market's potential, as well as a strong belief in whole life insurance as a product. Following the initial meeting, a subsequent meeting was held to further explore common interests of the companies. After this meeting, Citizens' management proposed to Investors' management that perhaps the best course of action would be for each party to consider joining forces through an acquisition of Investors by Citizens.

         This was appealing to Investors' management for several reasons. Although successful in raising more than $3 million in capital during its initial offering, Investors had not been successful in developing a market for its stock. Consequently, Investors shareholders had no readily available market to liquidate their interests and this was a concern to Investors' management. Since Citizens is listed on the American Stock Exchange, its shares offer liquidity to the shareholders of Investors. Further, association with a substantially larger company offered Investors opportunities to expand marketing activities without concern about a shortage of capital.

         In late June 1998, Citizens' management forwarded a proposed contract draft to the management of Investors. Due to the illness of Investors' President, final negotiations were delayed until the last week of July when the parties met and Investors made a counterproposal to Citizens. After revisions to the contract were made and after further discussions, the share exchange ratio was finalized. Investors and Citizens executed the contract in late August subject to various conditions including approval by Investors' shareholders.

         The valuation of the companies to the proposed transaction centered on a share exchange ratio. Management of Citizens and Investors recognized that, due to the lack of a readily ascertainable market for Investors' shares, an alternative valuation would be necessary. In contrast, the American Stock Exchange market for Citizens shares permitted the parties to select a closing price for Citizens shares prior to the contract execution date.

         Management of both companies reviewed carefully the assets and liabilities of Investors, and decided that determination of the exchange ratio value for Investors should use a book value basis of the company, adjusted to reflect values which are standard within the life insurance industry. Management of both companies also reviewed the capital and surplus of Investors' insurance subsidiary as well as its annual life insurance premium revenue valued at multiple factors depending upon the profitability of the product and paid-up policy reserves. State licenses, agency force, and non-admitted capital and surplus assets of life insurance subsidiaries were reviewed. These values are summarized in the table below, which was included in the application to the Illinois Department of Insurance for approval of the Merger.


                                                                            Investors
                                                                           ----------

Capital and surplus of subsidiaries, along with
a securities valuation reserve and investment
reserves                                                                    $2,579,000

Life insurance in force as a multiple of annual
premium revenue                                                                 66,000

State licenses                                                                  50,000

Agency force                                                                    50,000

Non-admitted capital and surplus assets of                                     915,000
subsidiaries and other miscellaneous values


(Less outstanding obligations)                                                      (0)
                                                                            ----------

Total adjusted book value                                                   $3,660,000
                                                                            ==========


         For Investors, the adjusted book value per share was determined by dividing the Investors adjusted book value of $3,660,000 by the fully diluted number of common and preferred shares (4,077,640) for a result of $0.89772 per share.

         The resulting values were reviewed carefully by each party. Also discussed at length were how payment would be made to Investors shareholders, and the tax consequences of the proposed transactions.

RECOMMENDATION OF INVESTORS' BOARD OF DIRECTORS

         The Investors' Board of Directors RECOMMENDS APPROVAL OF THE MERGER. The Board believes that the exchange ratio to the Investors shareholders is fair since the valuations were performed by the parties on a consistent and reasonable basis. Further, the Investors' Board of Directors believes that Citizens' goal to build a profitable, expanding life insurance holding company is consistent with the goals of Investors and its shareholders. The management and Board of Directors of Investors, after careful study and evaluation of the economic, financial, legal and market factors, also believe that the Merger will provide Citizens with increased opportunity for profitable expansion of its business, which in turn should benefit Investors shareholders who become shareholders of Citizens.

         Another advantage of affiliation with Citizens is that significant overhead savings are expected to be realized by Investors and Excalibur through a Service Agreement with Citizens, which was effective on November 1, 1998. Under the Service Agreement, Citizens will use its facilities and computer systems to provide certain services to Excalibur, including insurance administration, data processing, accounting, daily operating, policy administration, marketing and management consulting. The Service Agreement has an initial term of five years (although it can be canceled by Investors on 60 days notice) and renews thereafter on a month-to-month basis. Citizens receives a fee equal to 12.5% of the actual cost of providing the services.

         The terms of the Merger Agreement were the result of arm's-length negotiations between representatives of Investors and Excalibur, on one hand, and Citizens on the other. Among the positive factors considered by the Boards of Directors of Investors and Excalibur in deciding to approve and recommend the Merger were:

         1. The terms and conditions of the Merger Agreement, which the Investors' Board and management believes results in a fair price for the Investors shares;

         2. The financial condition, business assets and liabilities and management of Citizens;

         3.    The financial and business prospects of Citizens;

         4.    The increased liquidity to Investors shareholders including:

                  o the market on the American Stock Exchange for Citizens Class A Common Stock;

                  o the lack of market for the Investors Common Stock;

                  o the demographics of Investors' shareholder base and their expressed concerns regarding liquidity and estate settlement;

                  o the ability to sell Citizens Class A Common stock for cash to satisfy obligations of a decedent's estate;

         5. Economies of scale available in the event of combination of the companies including, in particular, reduction in the total number of regulatory filings;

         6. Investors' Board of Directors familiarity with and review of the business, operations, financial condition, earnings and prospects of Investors;

         7. The expectation that the Merger will generally be a tax-deferred transaction to Investors and its shareholders (see "Certain Federal Income Tax Considerations");

         8. The growth and liquidity potential to Investors shareholders as future holders of Citizens Class A Common Stock compared to the historical growth and liquidity of the Investors Common Stock and Preferred Stock;

         9. The review by the Investors' Board of Directors of Citizens' business, operations, earnings and financial condition on a historical, prospective and pro forma basis, and the enhanced opportunities for growth that the Merger makes possible;

         10. The current and prospective economic environment and competitive constraints facing small insurance companies, including Excalibur;

         11. The Investors' Board of Directors' evaluation of the risks to consummation of the Merger, including the risk associated with obtaining necessary regulatory approvals; and

         12. The possible alternatives to the Merger, the range of possible values to the Investors' shareholders of such alternatives, and the timing and likelihood of actually receiving, and risks and rewards associated with seeking to obtain, those values.

         The Investors' Board did not assign any specific or relative weight to these factors in its consideration. All of the above factors contributed in determining the consideration received.

         The Investors' Board of Directors considers the Merger particularly advantageous to Investors shareholders in that shareholders will receive a security which, in the opinion of the Investors Board, has the potential to achieve a greater growth and market value and which now has significantly greater market liquidity than the Investors' Common Stock and Preferred Stock. The exchange of Investors shares solely for Citizens shares is also intended to be a tax-deferred exchange, thereby giving Investors' shareholders the equity participation in Citizens without initially incurring taxes. See "Certain Federal Income Tax Consequences."

         A conceivable detriment to the Investors' shareholders is the fact that the rate of growth in company size may be less for Citizens than for Investors because the same increase would be a greater rate of growth for Investors due to its smaller size. However, Investors' management believes that Citizens, under present circumstances, has better growth prospects than Investors. Management is unable to articulate other detriments of the Merger to Investors' shareholders. Citizens has indicated that in connection with future operations of Excalibur, Citizens intends to maintain capital and surplus of Excalibur above the required minimums under Illinois law.

         The Investors' Board of Directors made this determination without the assistance or cost of a financial adviser for a so-called "fairness opinion." The Investors' Board believes that it reviewed in sufficient depth the respective conditions of Investors, Citizens and their subsidiaries as well as the terms of the Merger Agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of Investors' Board with respect to the Merger Agreement, Investors shareholders should be aware that two executive officers and directors of Investors have interests in the Merger that are in addition to the interests of Investors shareholders generally. The other member of the Investors' Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

         Don Dennis, the Chief Executive Officer of Investors, will enter into a consulting agreement with Citizens to be effective immediately after the effective time, which will provide compensation of $100,000 per year for three years. Under the terms of the consulting agreement, Mr. Dennis will serve as a consultant for 36 months at $8,333 per month, and perform services for no more than five hours per week. Mr. Dennis will agree not to render services in a commercial or business context, except those for certain companies relating to payroll deduction accounts, annuity products, long term health products and life insurance products offered by three other life insurance companies. The designated beneficiary of Mr. Dennis, H. Marie Dennis (who is the wife of Mr. Dennis and an officer and director of Investors), will receive the compensation or commissions that would have otherwise been payable to Mr. Dennis under the consulting agreement in the event of his demise.

REGULATORY REQUIREMENTS

         The Merger is subject to approval of the Illinois Department of Insurance, which was received October 13, 1998. The parties do not believe the Merger is subject to any other insurance regulatory approval. Neither Citizens nor Investors is aware of any other governmental or regulatory approvals required for consummation of the Merger.

SUMMARY OF THE MERGER AGREEMENT

         This is a summary of the Merger Agreement, which is incorporated herein and attached hereto as Appendix A. You should read the Merger Agreement in addition to this Summary. See "Available Information and Incorporation of Certain Documents by References."

         Delivery of Citizens Class A Common Stock; Closing Date. If the Merger occurs, Citizens Class A Common Stock will be available for distribution at a closing ("Closing") on a closing date ("Closing Date") as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with Illinois law. In order for the Merger to be consummated, the Merger Agreement must be approved by majority vote of the Investors Common and Preferred Stock, voting as a group. The Merger between Acquisition and Investors will become effective ("Effective Date") on or as soon after the Meeting as possible (assuming shareholder approval). It is presently anticipated that the Effective Date will occur on or before April 1, 1999, but there can be no assurance that the conditions to the Merger will be satisfied and that the Merger will be consummated on that date or any other date. The parties to the Merger Agreement have agreed to take all actions reasonably necessary to consummate the proposed transactions.

         Receipt of Citizens Shares - Procedures. If the Merger Agreement is approved at the Meeting, Investors shareholders who do not perfect dissenters' rights will be notified of the approval and furnished with a "Letter of Transmittal" to send to an exchange agent ("Exchange Agent") that will be identified in the Letter of Transmittal. DO NOT SUBMIT YOUR INVESTORS SHARES AT THIS TIME. If the Merger is completed:

         o   a Letter of Transmittal will be sent to you;

         o   you should send in your shares with the Letter of Transmittal;

         o the Exchange Agent will exchange your Investors shares for Citizens Class A Common Stock in the ratio set forth in the Merger Agreement after it receives your Letter of Transmittal and Investors stock certificates.

         Exchange Agent. Investors will appoint American Stock Transfer and Trust Company, New York, New York, (Citizens' current stock transfer agent) as Exchange Agent and may appoint one or more forwarding agents to accept delivery of the Investors' stock certificates for forwarding to the Exchange Agent. The instructions accompanying the Letter of Transmittal will provide details for surrendering certificates for Investors shares and the procedure for obtaining certificates for Citizens Class A Common Stock, including instructions for obtaining certificates for Citizens Class A Common Stock for lost or destroyed certificates of Investors shares.

         Authorization of the Exchange Agent may be terminated by Citizens at any time after six months following the Effective Date. If terminated, any shares and funds held by the Exchange Agent for Investors shareholders will be transferred to Citizens or its designee, who will thereafter serve as Exchange Agent.

         Shareholder Rights Prior to Share Exchange. The Exchange Agent will not be entitled to vote or exercise any rights of ownership of the Investors shares held by it prior to the issuance of Citizens Class A Common Stock to former holders of such shares, except that it will receive any distributions paid or distributed with respect to the Investors shares for the account of the persons exchanging such shares. No distributions are expected with respect to Citizens Class A Common Stock.

         After the Effective Date, there will be no transfers on the Investors stock transfer books of shares which were issued and outstanding immediately prior to the Effective Date. If after the Effective Date certificates representing Investors shares are properly presented to the Exchange Agent or directly to Investors or Citizens, they will be canceled and exchanged for certificates representing Citizens Class A Common Stock in the ratio set forth in the attached Merger Agreement.

         Unclaimed Shares or Cash. If outstanding certificates for Investors shares or payment for any fractional or dissenting shares are not claimed, they may be turned over to a governmental authority in accordance with the respective abandoned property laws of the various jurisdictions.

         In Colorado (Citizens' state of incorporation) if an owner of stock cannot be located and does not come forward for a period of five years, and if the last known address of the shareholder is in Colorado, then the stock must be turned over to the state treasurer. If the last known address of the shareholder is in another state, the stock must be turned over to the other state if that state's laws so provide, otherwise the stock must be turned over to the state of Colorado.

         Abandoned property laws vary from state to state. However, to the extent it might be permitted by abandoned property and other applicable law, such unclaimed items shall become the property of Citizens (and to the extent not in its possession shall be paid over to it) free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Merger Agreement will be liable to any Investors shareholder for amounts paid to any governmental authority having jurisdiction of such unclaimed item pursuant to abandoned property or other applicable laws of such jurisdiction.

         Fractional Shares. Fractional shares of Citizens stock will not be issued under Merger Agreement. Instead, fractional shares will be purchased based on a negotiated value of $6.00 per share of Citizens Class A Common Stock.

         Accounting. It is anticipated that the Merger will be accounted for as a purchase in accordance with generally accepted accounting principles.

         Other Conditions; Termination or Amendment of the Merger Agreement. In addition to Investors shareholder approval of the Merger Agreement, the obligations of Citizens, Investors, and Acquisition to complete the Merger are subject to the satisfaction of a number of closing conditions, including:

         o performance by each party to the Merger Agreement of its respective obligations;

         o approval of the Illinois Department of Insurance in accordance with the laws of Illinois, which approval was obtained October 13, 1998;

         o absence of any proceedings instituted or threatened to restrain or prohibit the transactions contemplated by the Merger Agreement;

         o continued accuracy in all material respects of the representations and warranties made by each party in the Merger Agreement;

         o   delivery of certain legal opinions and closing certificates; or

         o the Effective Date occurring before April 1, 1999.

         In addition, Citizens may decline to proceed with the Merger if dissenters' rights are perfected by more than 2.5% of the outstanding Investors shares (Common and Preferred Stock).

         Any party may waive its unsatisfied conditions to complete the Merger, except those which are required by law (such as shareholder and regulatory approval).

         The Merger Agreement may be terminated and abandoned at any time (whether before or after approval by the Investors shareholders) by unanimous consent of Citizens, Investors and Acquisition, or by any party for whose benefit a closing condition has not been satisfied or waived. Any terms or conditions of the Merger Agreement, except those required by law, may be waived by the Board of Directors of the party entitled to the benefit thereof.

         The Merger Agreement may be amended by mutual agreement of the Board of Directors of each party except that the number of shares of Citizens Class A Common Stock issuable cannot be changed without approval by the Investors shareholders.

         Expenses and Liability for Termination. Each of the parties to the Merger Agreement will pay its own fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement, including costs incurred in connection with the termination of the Merger Agreement.

         Status Regarding Possible Waiver, Modification, or Termination of Agreement. As of the date of this Proxy Statement-Prospectus, to the best of the knowledge of the parties to the Merger Agreement, there are no conditions precedent which must be waived by any party in order for the Merger to be consummated, nor does any party intend to seek to modify or terminate the Merger Agreement based on existing circumstances.

         Conduct of Business Pending the Merger; Other Covenants of the Parties. Investors, on behalf of itself and Excalibur, agreed that neither of them will, prior to the Merger:

         o enter into any transactions except in the ordinary course of business;

         o pay any dividends nor increase the compensation of any officer or directors; or

         o enter into any transaction which would adversely affect its respective financial conditions.

         Each party has agreed to provide the others with information as to any significant corporate developments during the term of the Merger Agreement and to promptly notify the other parties if it discovers that any of its representations, warranties or covenants contained in the Merger Agreement or any document delivered in connection therewith was not true and correct in all material respects or became untrue or incorrect in any material respect. All of the parties to the Merger Agreement have agreed to take all such actions as may be reasonably necessary and appropriate in order to consummate the transactions contemplated by the Merger Agreement.

         The Investors' Board of Directors, subject to its fiduciary obligations to its shareholders, has agreed to use its best efforts to obtain the requisite approval of Investors shareholders for the Merger Agreement and the transactions contemplated thereby.

         Operations of Investors after the Merger. Following the Merger, Investors and its subsidiaries will continue to operate in their locations under a combined management team, with the consolidation of computer data processing in Citizens' system. Citizens will continue to evaluate the personnel, business practices and opportunities for Investors and its subsidiaries and may make such changes as it deems appropriate following the Merger.

         Stock Transfer Restrictions Applicable to "Affiliates" of Investors and Excalibur. The Merger Agreement provides that any shareholder who is an "affiliate" of Investors, as defined in the rules adopted under the Securities Act of 1933, will enter into an agreement to not dispose of any Citizens shares received by him or her in violation of certain transfer restrictions under SEC Rules 144 and 145.

                      INVESTORS' DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                         SUMMARY SELECTED FINANCIAL DATA


                                                              At or for the year ended
                                                                December 31,1997
                                  ----------------------------------------------------------------------------------
                                                      Citizens                          Investors
                                    Citizens          Percent           Investors        Percent       Combined
                                    Amount            of Total            Amount         of Total        Total
                                    ----------       ----------        ----------      ----------     ----------
                                                  (all amounts in 000's except per share amounts)

Total assets                       $  249,51             98%               $3,288          2%         $  252,807
Stockholders' equity                  79,581             96%                3,272          4%             82,853
Retained earnings                     26,856            100%                   90          *              26,946
Net income (loss)                      3,426            100%                   (8)         *               3,418
Book value per share (1)                3.72              *                   .82          *



                                                              At or for the year ended
                                                               September 30, 1998
                                    ------------------------------------------------------------------------
                                                     Citizens                     Investors
                                       Citizens      Percent      Investors        Percent      Combined
                                        Amount      of Total       Amount          of Total       Total
                                    ----------     ----------    ----------      ----------     ----------
                                                    (all amounts in 000's except per share amounts)

Total assets                          $251,496           98%       $ 3,263           2%             $254,759
Stockholders' equity                    74,583           96%         3,212           4%               77,795
Retained earnings (deficit)             18,529          100%            30           *                18,559
Net income (loss)                       (8,327)         100%           (60)          *                (8,387)
Book value per share (1)                  3.49                         .78


-----------

(1) Book value per share is based on numbers of shares set forth in Stockholders' Equity on the respective balance sheets -- for Citizens calculations, the numbers of Class A and Class B Common shares were added, and the total number was divided into Total Stockholders' Equity; for the Investors calculations, the common and preferred shares were added, and the total number was divided into Total Stockholders' Equity.

*        Less than one percent.

         The following is a discussion by management of Investors which includes results consolidated with Excalibur Insurance Corporation ("Excalibur") and Consolidated Marketing Services, Inc. ("CMS"). Excalibur and CMS are wholly owned subsidiaries of Investors.

CONSOLIDATED RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

         During 1997, Investors, through Excalibur, began actively marketing and issuing policies with the first policy being issued in April. By the end of 1997, Excalibur had $2,270,698 of individual life insurance coverage in-force and premium income was $33,214. As a result of 1997 start up marketing expenses, Investors reported a consolidated loss of $7,714 in 1997 compared to gains of $53,689 in 1996 and $ 43,225 in 1995.

         Investment income increased $8,752 despite a softening in interest rates during the year. Investors has been in the process of rasing additional capital through a stock sale which accounts for past increases in investment income. Commission income was produced by CMS which sells life insurance products for other companies. Commission income increased to $79,021 from $30,031 in l996 and $12,321 in l995. As CMS shifts its marketing emphasis to Excalibur's products, a decline in commission income from other companies is expected.

         General expenses and commission expenses were significantly increased due to start up marketing expenses. The increase in life reserves was the result of Excalibur's initial policy sales. The receipt of Investors' first premium income, capitalization of deferred acquisition cost and commission income reduced the impact of these expense increases. Also, until mid-1997 Investors had been required to charge certain of its expenses to shareholders' equity as a result of its stock offering. The administrative personnel associated with the offering were reassigned to Excalibur and associated expenses became income statement items.

LIQUIDITY AND CAPITAL RESOURCES

         Funds from premium income, interest income, and sales of Investors' stock were used to meet 1997 liquidity requirements and increase assets. The majority of investments are in interest earning accounts and investments which have a duration of three years or less. Investors' investments are primarily in
U. S. Government issues or insured certificates of deposit. Although there are many factors, such as the health of the economy, the effects of regulation, inflation, interest rates, monetary markets, consumer spending or savings habits, and accounting changes, that affect Investors and its investments, Investors' liquidity position is not expected to change materially during 1998.

         On December 31, 1997, Investors had cash and invested assets totaling $3,193,142. These funds were made up of $370,596 in cash, U. S. Government Obligations of $1,602,425 and certificates of deposit of $1,220,121. The year end percentage distribution of cash and investments was comparable with that of year end 1996. The U. S. Government Obligations are placed with the Illinois Department of Insurance as required by the Illinois Deposit Law for life insurance companies. Funds placed in certificates of deposit have been limited to $100,000 in any one bank. Investors transferred $220,000 into the surplus account of its subsidiary, Excalibur, during the year.

         The increase in assets reflected in the Consolidated Balance Sheet was primarily from sales of Investors' stock. The change in cash and investments was the result of increased investments in U. S. Government Obligations. Two new items, deferred policy acquisition costs of $41,078 and reserves for life policies of $13,859, were added to the balance sheet as a result of the start up of life insurance sales. Liabilities decreased with reduction of commissions payable.


NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1997

         Premium income for the first nine months of 1998 increased by $29,875 from premium income in the first nine months of 1997. The first nine months of 1997 marked the beginning of Investors' entry, through its subsidiary Excalibur, into marketing its own life insurance products and the period ended with $1,512,673 of life insurance in force on its policyholders. By the end of the first nine months of 1998, in- force life insurance was $3,690,454. Although Investors' marketing program was achieving growing results, the adoption of a controversial illustration regulation by the Illinois Department of Insurance threatened to add a significant cost increase to the sales of the current participating life insurance product. Development of a new product was completed by the end of the end of June 1998 and the marketing of the product requiring an illustration was discontinued. The introduction of a new product required reorientation of currently contracted agents and redesigning recruiting practices, which resulted in a new start-up of Investors' marketing program.

         Despite a continuing downward pressure on interest rates, Investors' investment income was relatively unchanged. For the purpose of maintaining liquidity, Investors' investments are primarily limited to maturities of three years or less, but this does increase the sensitivity of investment income to interest rate fluctuations. In the first nine months of 1998, Investors was actively selling its own products which took the emphasis away from selling products for other companies through its agency operation, CMS. The result was a change from a commission income for the first nine months of 1997 to a commission expense in the first nine months of 1998.

         The beginning of the second policy year for the initial policyholders required the start of a new reserve for future dividends payable. There is no comparable period entry for this item. New sales and the start of the second policy year for in-force policies resulted in an increase for future life benefits. The provision for deferred acquisition costs increased for 1998 as the change in the marketing program caused an interruption in new policy production. However, commission expense continued to increase because previous policy sales were on a monthly premium payment plan and it will be several months before commissions on these products reduce.

         The increase in general expenses is primarily a result of the new product development that took place in 1998. This expense increase is expected to continue during the start-up phase of the new product. Taxes, licenses and fees increased as a result of regulatory fee changes and a new Illinois premium tax on domestic companies.

LIQUIDITY AND CAPITAL RESOURCES


         During the past period, liquidity requirements were met by funds from premium income, interest income and certificates of deposit maturities. The majority of Investors' investments are in interest earning accounts and investments which have a duration of three years or less. Investors' investments are primarily in U.S. Government issues or insured certificates of deposit. Although there are many factors, such as the health of the economy, the effects of regulation, inflation, interest rates, monetary markets, consumer spending or savings habits, and accounting changes, that influence Investors and its investments, Investors' liquidity position is not expected to change materially during 1998.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax considerations relevant to the exchange of shares of Investors Common and Preferred Stock ("Investors Common Stock") for Citizens Class A Common Stock ("Citizens Class A Common Stock") pursuant to the Merger, that are generally applicable to holders of Investors Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Citizens, Investors, or Investors' shareholders as described herein. There can be no assurance that such changes will not occur.

         Investors shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Investors shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are financial institutions, who are foreign persons, who are real estate investment trusts, who are regulated investment companies, who are tax-exempt persons, who hold their Investors Stock as part of a position in or "straddle" or as part of a "hedging" or other integrated transaction, who do not hold their Investors Stock as capital assets, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to or concurrently with, the Merger (whether or not any such transactions are undertaken in connection with the Merger), including without limitation any transaction in which shares of Investors Stock are acquired or shares of Citizens Class A Common Stock are disposed of, or the tax consequences of the alternative minimum tax provisions of the Code. Accordingly, INVESTORS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

         The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code (a "Reorganization"). As a Reorganization, subject to the limitations and qualifications referred to herein, the Merger will result in the following federal income tax consequences:

         (a) No gain or loss will be recognized by holders of Investors Stock solely upon their receipt in the Merger of Citizens Class A Common Stock in exchange therefor (except to the extent of cash received in lieu of a fractional share of Citizens Class A Common Stock).

         (b) The aggregate tax basis of Citizens Class A Common Stock received by Investors shareholders in the Merger (including any fractional share of Citizens Class A Common Stock not actually received) will be the same as the aggregate tax basis of the Investors Stock surrendered in exchange therefor.

         (c) The holding period of Citizens Class A Common Stock received by each Investors shareholder in the Merger will include the period for which the Investors Stock surrendered in exchange therefor was considered to be held, provided that the Investors Stock so surrendered is held as a capital asset at the time of the Merger.

         (d) Cash payments received by holders of Investors Stock in lieu of a fractional share will be treated as if such fractional share of Citizens Class A Common Stock had been issued in the Merger and then redeemed by Citizens. An Investors shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. Provided the fractional share was held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss. Under recently enacted legislation, an individual Investors shareholder generally will be subject to tax on the net amount of his capital gain realized on the redemption at a maximum rate of 20% if the holding period for such share (taking into account the holding period of the Investors stock surrendered) was greater than one year. Special rules (and generally lower maximum rates) apply for individuals whose taxable income is below certain levels. It is possible that the distribution of cash may be treated as a dividend taxable as ordinary income if the Internal Revenue Service (the "IRS") determines that the distribution in redemption is essentially equivalent to a dividend.

         (e) Cash received by the Investors shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Investors Stock. Provided the shares were held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss. Under recently enacted legislation, an individual Investors shareholder generally will be subject to tax on the net amount of his capital gain realized on the redemption at a maximum rate of 20% if the holding period for such shares was greater than one year. Special rules (and generally lower maximum rates) apply for individuals whose taxable income is below certain levels. It is possible that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

         (f) Neither Citizens, Acquisition, nor Investors will recognize material amounts of gain solely as a result of the Merger. After the Merger, utilization of net operating losses or built-in losses, if any, of Investors, Excalibur and Consolidated Marketing Services will be subject to certain limitations contained in Section 382 of the Code. IRC Section 383 will similarly limit the utilization of excess credits, net capital losses, and foreign tax credits, if any. In addition, IRC Section 384 will limit the use of preacquisition losses to offset built-in gains, if any.

         Investors shareholders should also be aware that the IRS may examine transactions taking place before, contemporaneously with, or after a reorganization to determine whether reorganization treatment is appropriate, or in some cases to determine whether shareholders will be taxed on other economic benefits that are included as part of the overall transaction. Thus, loan transactions between parties, compensation arrangements, noncompete agreements, consulting arrangements and other transactions could be reviewed by the IRS and determined to constitute taxable income to specific parties to the Merger. Gain could also have to be recognized to the extent that an Investors shareholder was treated as receiving (directly or indirectly) consideration other than Citizens Class A Common Stock in exchange for the shareholder's Investors Stock. Furthermore, if the IRS were to establish as to some Investors shareholders that part of Citizens Class A Common Stock received in the Merger is severable from the Merger, resulting in a proportionally increased equity interest being received in the Merger by other Investors shareholders, the Investors shareholders whose equity interests were deemed to be constructively increased by the Merger may be treated as having received a taxable stock dividend. Thus, Investors shareholders should consult with their tax advisors as to the tax consequences to them of the Merger.

         Under Section 3406 of the Code, Investors shareholders may be subject to "backup withholding" at the rate of 31% on "reportable payments", if any, to be received by them if they fail to furnish their correct taxpayer identification numbers to Citizens or for certain other reasons. Citizens will report to these persons and to the IRS for each calendar year the amount of any reportable payments during that year and the amount of tax withheld, if any, with respect to those reportable payments.

         The parties are not requesting and will not request a ruling from the IRS in connection with the Merger. Citizens and Investors, however, will receive an opinion from counsel for Citizens to the effect that the Merger constitutes a Reorganization (the "Tax Opinion"). Investors shareholders should be aware that the Tax Opinion does not bind the IRS or the courts. The IRS is not precluded from successfully asserting a contrary position. The Tax Opinion will not address the consequences of the Merger on the Investors shareholders under applicable foreign, state or local income tax laws. The Tax Opinion is subject to certain assumptions and qualifications, including but not limited to the truth and accuracy of certain representations made by Citizens and Investors, including representations in certain certificates to be delivered to counsel by the respective managements of Citizens and Investors.

         One of the requirements for tax-free reorganization treatment is that shareholders of the acquired corporation acquire a substantial and continuing interest in the acquiring corporation, i.e., have "continuity of interest." To satisfy the continuity of interest requirement, Investors shareholders must not dispose of, transfer or be deemed to dispose of or transfer so much of either
(i) their Investors Stock in anticipation of the Merger or (ii) Citizens Class A Common Stock to be received in the Merger, to either Investors, Citizens, or an affiliate of either corporation (collectively, "Dispositions"), such that Investors shareholders, as a group, would no longer have a significant equity interest in the Investors business being conducted after the Merger. The Tax Opinion will be based on the assumption that the Investors shareholders will not engage in such Dispositions. No assurance can be made that the "continuity of interest" requirement will be satisfied, and if such requirement is not satisfied, the Merger would not be treated as a reorganization and would be subject to taxation.

         Although literal compliance with Code Section 368 is a prerequisite to nonrecognition of gain or loss, such compliance does not guarantee the desired result. Regulation Section 1.368-1 describes the purpose of the reorganization provisions as being to exempt from the general rule of taxation, specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code, as are required by business exigencies and which effect only a readjustment of continuing interests in property under modified corporate forms.

         A plan of reorganization having no business or corporate purpose will not constitute a qualified reorganization plan. The reasons for the reorganization set forth in "Proposed Merger--Background of and Reasons for the Merger" contained in this Proxy Statement-Prospectus provide several corporate business purposes. Based upon the disclosure contained in this Proxy Statement-Prospectus and on other considerations, Investors and Citizens management believe that valid business purposes exist for the transaction.

         Considered in conjunction with the business purpose test is the "continuity of business enterprise" requirement. Regulation Section 1.368-1(d)(1) provides the general rule that continuity of business enterprise requires the acquiring corporation (Citizens) to either (i) continue the acquired corporation's historic business or (ii) use a significant portion of acquired corporation's historic business assets in a business. The application of this general rule to certain transactions, such as Mergers of holding companies, will depend on all facts and circumstances. The policy underlying the general rule, which is to ensure that reorganizations are limited to adjustments of continuing interests in property under modified corporate forms, provides the guidance necessary to make these facts and circumstances determinations.

         The historic business of a holding company generally comprises the business operations of its subsidiary. Revenue Ruling 85-197, 1985-2 C.B. 120, states that the continuity of business enterprise requirement is satisfied when a holding company is merged into its wholly owned operating subsidiary, because the historic business of the holding company is the business of its operating subsidiary. Revenue Ruling 81-247, 1981-2 C.B. 87, holds that where a significant portion of an acquired corporation's historical business assets, received by the acquiring corporation, remain with the acquiring corporation, or corporations directly controlled by the acquiring corporation, the continuity of business enterprise rules of Regulation Section 1.368-1(d) will be satisfied. These rulings indicate that the historic business of Investors is the business operated by its subsidiaries Excalibur and Consolidated Marketing Services. Although subject to challenge by the IRS, the continuity of business enterprise requirement should be satisfied because after the Merger, the historic business of Investors will be continued by Excalibur and Consolidated Marketing Services as second tier subsidiaries of Citizens.

         Pursuant to Section 1.368-3(b) of the Regulations, the shareholders of Investors must file with their income tax returns for the year in which the transaction is consummated, a statement which provides details pertinent to the nonrecognition of gain or loss on the exchange, including the cost or other basis of stock transferred in the exchange, the amount of stock received and liabilities, if any, assumed in the exchange.

         A successful IRS challenge to the reorganization status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in Investors shareholders recognizing taxable gain or loss with respect to each share of Investors Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of Citizens Class A Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in Citizens Class A Common Stock so received would equal its fair market value, and the shareholder's holding period for such stock would begin the day after the Merger.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         The following summary of dissenters' rights available to Investors shareholders identifies and discusses all of the material information necessary to perfect dissenters' rights. However, this summary is not intended to be a complete statement of applicable Illinois law and is qualified in its entirety by reference to Article XI, Sections 5/11.65 and 5/11.70, of the Illinois Business Corporation Act of 1983 (the "Act"), set forth in their entirety as Appendix B.

         CITIZENS HAS CONDITIONED THE MERGER ON, SUBJECT TO ITS RIGHT TO WAIVE, AND HAS RESERVED THE RIGHT TO ABANDON THE MERGER AGREEMENT IN THE EVENT THAT HOLDERS OF GREATER THAN 2.5% OF THE OUTSTANDING SHARES OF INVESTORS DISSENT FROM THE MERGER AND SEEK PAYMENT FOR THEIR SHARES IN ACCORDANCE WITH THE ACT.

         Right to Dissent. Shareholders of Investors are entitled to dissent and obtain payment of the fair value of their shares. A shareholder entitled to dissent and obtain payment for his or her shares under Article XI of the Act may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

         Under Section 5/11.65(c) of the Act, a record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares are recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

         Procedure for Exercise of Dissenters' Rights. In order for a shareholder to exercise dissenters' rights and receive payment for such shareholder's shares, the shareholder must comply exactly with the requirements explained below and in Part XI, Sections 5/11.65 and 5/11.70 of the Act. To briefly summarize, subject to certain other requirements, the shareholder must, before the vote is taken at the Meeting, demand in writing payment for the shares and must not vote in favor of the Merger. If the corporate action is approved, the corporation must within a certain time notify the shareholder in writing of its estimate of the fair value, and must provide other materials as well. The shareholder then has 30 days to demand, in writing, the shareholder's estimate of the fair value and interest due. Upon consummation of the Merger, the respective corporation must pay each dissenter its estimate of the fair value and interest due. If the corporation and shareholder cannot agree upon a fair value, the corporation must, within a specified time, either pay the difference between its estimate of fair value and the shareholder's demand, plus interest, or file suit for a court determination of fair value. The shareholder may also bring suit as permitted by law. FULL AND EXACT COMPLIANCE WITH THE STATUTORY REQUIREMENTS IS ESSENTIAL FOR A SHAREHOLDER TO SUCCESSFULLY EXERCISE DISSENTERS' RIGHTS. SHAREHOLDERS ARE URGED TO READ AND UNDERSTAND THE DISCUSSION BELOW AND THE STATUTORY PROVISIONS ATTACHED AS APPENDIX B TO THIS PROXY-STATEMENT PROSPECTUS.

         The Notices accompanying this Proxy Statement-Prospectus state that shareholders of Investors are entitled to assert Dissenters' Rights under
Article XI, Sections 5/11.65 and 5/11.70, of the Act. A shareholder may assert Dissenters' Rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares and the shareholder does not vote in favor of the Merger Agreement.

         A SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS SHALL NOT BE ENTITLED TO DEMAND PAYMENT OF HIS OR HER SHARES UNDER ARTICLE XI, SECTIONS 5/11.65 AND 5/11.70, OF THE ACT.

         Under Section 5/11.70 of the Act, within 10 days after the date the corporate action giving rise to the dissent becomes effective or 30 days after the shareholder delivers to Investors the written demand for payment, whichever is later, Investors shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of Investors as to the estimated fair value of the shares, the corporation's latest balance sheet as of the last fiscal year, together with statements of income for that year and the latest available interim financial statements, and a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to Investors of the certificates for the shares.

         A shareholder who makes written demand for payment under this Section retains all of the rights of a shareholder until those rights are canceled or modified by consummation of the Merger. Upon consummation of the Merger, Investors shall pay to each dissenter who transmits to the corporation the certificates for the shares the amount Investors estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

         If the dissenting shareholder does not agree with the opinion of Investors as to the estimated fair value of the shares or the amount of interest due, the shareholder must notify the corporation in writing, within 30 days from the delivery of the statement of value, the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest and the amount of payment by the Corporation. A DISSENTER WAIVES THE RIGHT TO DEMAND PAYMENT UNDER THIS PARAGRAPH UNLESS HE OR SHE CAUSES INVESTORS TO RECEIVE THE NOTICE REQUIRED WITHIN 30 DAYS AFTER INVESTORS MADE OR OFFERED PAYMENT FOR THE SHARES OF THE DISSENTERS.

         Judicial Appraisal of Shares. If, within 60 days from delivery to Investors of the shareholder notification of estimated fair value of the shares and interest due, Investors and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, Investors shall either pay the difference in value demanded by the shareholder with interest, or file a petition in the circuit court of Sangaman County (the county in which the registered office and the principal office of Investors is located), requesting the court to determine the fair value of the shares and interest due. Investors shall make all dissenters, whether or not residents of Illinois, whose demands remain unsettled, parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of Investors to commence an action pursuant to this section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         The jurisdiction of the court in which the proceeding is commenced under this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on a question of fair value. The appraisers shall have the power described in the order appointing them.

         Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by Investors.

         The court shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which Investors estimated to be the fair value of the shares, then all or any part of the costs may be assessed against Investors. If the amount which any dissenter estimates to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against the dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         1. Against Investors and in favor of any and all dissenters if the court finds that Investors did not substantially comply with the requirements of
Section 5/11.70 of the Act.

         2. Against either Investors or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 5/11.70 of the Act.

         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Investors, the court may award to that counsel reasonable fees to be paid out of the amount awarded to the dissenters who are benefitted. Except as otherwise provided in this Section 5/11.70 of the Act, the practice, procedure, judgment and costs are governed by the Illinois Code of Civil Procedure.

         "Fair value" is defined as the value of the shares immediately before the consummation of the Merger, excluding any appreciation or depreciation in anticipation of the proposed transactions, unless exclusion would be inequitable.

         "Interest" means interest from the Effective Date of the Merger until the date of payment, at the average rate currently paid by Investors on their principal bank loans, or if none, at a rate that is fair and equitable under all circumstances.

                        INFORMATION CONCERNING INVESTORS

INVESTORS AND ITS SUBSIDIARIES

         Investors, incorporated in 1990, is a holding company managing and operating Excalibur Insurance Corporation ("Excalibur"), an Illinois life insurance company, incorporated June 27, 1996, and Consolidated Marketing Services ("CMS"), an insurance agency, incorporated November 7, 1990. CMS was incorporated as an agency for the purpose of offering insurance products to be sold by independent producers, thereby producing commission income. Excalibur received a Permit from the Illinois Department of Insurance on June 27, 1996. Excalibur was then authorized and permitted to sell 1,180,000 of its Common Shares to Investors at a price of $2.00 per Common Share so that Excalibur would qualify to receive a Certificate of Authority to transact an insurance business in Illinois. A Certificate of Authority was issued by the Illinois Department of Insurance to Excalibur on August 7, 1996.

         Excalibur represents the major asset of Investors as follows:

                                                     Original                   No. of           % of Voting
         Description                                 Invested Cost              Shares           Securities Owned
         Excalibur Insurance Corporation
         Common Stock                                $2,372,507                1,180,000              100%

         After receiving a Certificate of Authority, and until the first Excalibur policy was issued in April of 1997, Excalibur was principally engaged in obtaining the regulatory approvals to sell certain insurance policies in Illinois and preparing sales material to be used in connection with offering such products for sale.

         Other than interest income from general investments, Investors has no source of revenue or income independent from its subsidiaries; therefore, it must rely primarily upon its operating subsidiaries. To date, Excalibur nor CMS have paid dividends to Investors.

         Investors and its subsidiaries, as of December 31, 1997, had in its employment three clerical personnel and two full-time salaried officers. In addition, commissioned agents were licensed for life and health insurance sales.

         The Illinois statutory deposit law requires Excalibur to maintain a trust deposit of US Government obligations with a market value of $1,500,000. At the end of 1997, the fair market value exceeded the required deposit. Over 95% of these obligations have maturities of less than five years.

         The following tables in this section reflect information as to the life insurance business of Excalibur as of December 31, 1997. The presentation of Investors' consolidated operations and admitted assets is according to generally accepted accounting principles.

As of December 31, 1997

         New business (face amount) paid:

         Ordinary whole life               $2,378,398
         Ordinary term life                   100,000
                                           ----------
                  Total                    $2,478,398
                                           ==========
Life insurance in force:
         Ordinary whole life               $2,270,698
         Ordinary term life                   100,000
                                           ----------
                  Total                    $2,270,698
                                           ==========
Policy lapse (termination) ratio                 8.38%

Premium Income:
         First year                        $   33,214
         Single                                  --
         Renewal                                 --
                                           ----------
                  Total                    $   33,214
                                           ==========
Net gain                                   $    7,856
                                           ==========
Total assets                               $2,626,107
                                           ==========

         All business of Investors is conducted through its two subsidiaries, Excalibur and CMS. CMS has a non-exclusive Agency Contract with Excalibur to secure, train and supervise life insurance agents to sell policies of Excalibur. CMS' efforts to recruit agents have been curtailed in 1998 due to the adoption of the NAIC model illustration regulation by the Illinois Department of Insurance. Due to this regulation, it was determined that Excalibur would not continue to offer its participating whole life insurance policy. Excalibur developed and secured approval of a new product to market which is exempt from the illustration regulation. Additional training of agents was necessary, in addition to the development of sales and marketing materials.

         CMS and Excalibur have no salaried personnel, but reimburse Investors for the use of Investors' personnel through a service agreement. Investors owns six Gateway computers, printers, two copiers and miscellaneous office equipment which is used by Investors and it subsidiaries.

PROPERTIES

         Investors and its two subsidiaries share an office building located at 1709 South Fifth Street, Springfield, Illinois. The lease for these offices is in the name of Investors. Investors and its subsidiaries each pay a portion of the total monthly rental of $1,875 for approximately 3,600 square feet of space. The space occupied by Excalibur was furnished with office furniture.

LEGAL PROCEEDINGS

         Investors is unaware of any pending litigation to which it or any of its subsidiaries are parties or to which any of their property is subject.

MARKET FOR INVESTORS COMMON STOCK AND RELATED SECURITYHOLDER MATTERS

         Investors Preferred Stock is not listed or actively traded through security brokerage firms, and there is no over-the-counter trading activity.

         There have been no dividends paid since the inception of Investors.

                  Approximate Number of Equity Securityholders

         Title of Class                              Number of Record Holders

         Common Stock, $.0l par value                         1,830
         Preferred Stock, $.50 par value                      1,821

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Investors has had no disagreements with its certified public accountants regarding accounting and financial matters required to be disclosed herein during the past two fiscal years.

                     COMPARISON OF RIGHTS OF SECURITYHOLDERS

         Upon consummation of the Merger, the holders of issued and outstanding Investors Common and Preferred Stock will receive Citizens Class A Common Stock. The rights of the holders of Citizens shares are governed by Citizens' Articles of Incorporation, its bylaws and Colorado law, while the rights of holders of Investors shares are governed by the Investors' Articles of Incorporation, its bylaws and Illinois law. In most respects, the rights of holders of Citizens Class A Common Stock and holders of Investors Common shares are similar. The following is a brief comparison of the rights of the holders of Investors Common and Preferred Stock, and Citizens Class A Common Stock.

AUTHORIZED SHARES

         The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A Common Stock with no par value and 1,000,000 shares of Class B Common Stock with no par value; of which 20,765,088 shares of such Class A Common Stock and 621,049 shares of Class B Common Stock are issued and outstanding, fully paid and non-assessable.

         The aggregate number of shares which Investors is authorized to issue is 40,000,000 shares of Common Stock with a par value of $.01 per share, and 40,000,000 shares of Preferred Stock with a par value of $.50 per share, of which 2,038,820 shares of such Investors Common Stock and 2,038,820 shares of Preferred Stock are issued and outstanding, fully paid and non-assessable.

         The foregoing numbers do not include treasury shares.

DIVIDEND RIGHTS

         The cash dividends paid upon each share of Citizens Class A Common Stock is twice the cash dividends paid on each share of Citizens Class B Common Stock.

         The Investors Common shareholders are not entitled to any cash dividends unless and until Investors Preferred shareholders have received a total of $2.00 per share in dividends. Since the incorporation of Investors, no dividends have been paid to Investors shareholders. At such time, if any, Investors Preferred shareholders were to receive dividends totaling $2.00 per share, Preferred and Common shareholders would thereafter share equally on a share-for-share basis in any further dividends.

VOTING RIGHTS

         Those who hold Investors Common and Preferred Stock on the date the Merger becomes effective will be entitled as a group to hold approximately 611,000 shares of Citizens Class A Common Stock, or approximately 2.9% of Citizens Class A shares that Citizens anticipates will then be outstanding.

         The voting rights of Citizens Class A Common Stock and Class B Common Stock are equal in all respects except that the holders of Class B Common Stock have the exclusive right to elect a simple majority of the members of Citizens' Board of Directors, and the holders of the Class A Common Stock have the exclusive right to elect the remaining directors. The holders of Citizens Common Stock do not have cumulative voting rights in the election of directors.

         Each outstanding share of Investors Stock, whether Common or Preferred, is entitled to one vote upon each matter submitted to a vote of the shareholders. The Investors Common and Preferred shareholders do not have cumulative voting rights in the election of directors.

         The Articles of Incorporation of Citizens provide that when, with respect to any action to be taken by Citizens shareholders, the Colorado Corporation Code (now superseded by the Colorado Business Corporation Act) requires the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action. The power to amend the Articles of Incorporation, approve mergers and approve extraordinary asset transfers are all subject to this requirement. The Articles of Incorporation of Investors require the affirmative vote of a majority of the outstanding preferred shares and common shares to approve the same transactions. With respect to the Merger, the approval of a majority of the Investors shares entitled to vote is required. Each share of Investors Common and Preferred Stock is entitled to one vote, with respect to the Merger.

         The bylaws of Investors provide that the power to alter, amend, or repeal its bylaws or to adopt new bylaws is vested in the shareholders or the Board of Directors. Citizens' Articles of Incorporation provide that Citizens' Board of Directors has the power to enact, alter, amend and repeal Citizens' bylaws not inconsistent with the laws of Colorado or Citizens' Articles of Incorporation, as the Board of Directors deems best for the management of Citizens; however, Colorado statutes give shareholders the right to amend and repeal bylaws even if not so provided for in the bylaws themselves.

         Special meetings of Investors shareholders may be called by Investors' President, its Board of Directors, or by the holders of not less than one-fifth of all outstanding shares of stock. Special meetings of Citizens' shareholders may be called by the Chairman of the Board, by the Board of Directors, or by the holders of 10% or more of all Citizens' shares entitled to vote.

         A majority of the shares of stock entitled to vote constitutes a quorum under the bylaws of Investors. The bylaws of Citizens provide that one-third of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group.

         The bylaws of both Citizens and Investors provide that the shareholders may take action without a meeting. In Citizens' case, all shareholders entitled to vote must consent to the action in writing; in Investors' case, the written consent may be adopted by the shareholders having the minimum number of votes necessary to authorize such action at a meeting.

PREEMPTIVE RIGHTS

         Authorized Investors and Citizens shares may be issued at any time, and from time to time, in such amounts and for such consideration as may be fixed by the Boards of Directors of the respective corporations. No holder of Citizens or Investors shares has any pre-emptive or preferential right to purchase or to subscribe for any shares of capital stock or other securities which may be issued by Citizens or Investors.

LIABILITY OF DIRECTORS

         As authorized by Colorado law, Citizens' Articles of Incorporation contain a provision to the effect that no director of Citizens shall be personally liable to Citizens or any of its shareholders for damages for any breach of duty as a director except to the extent this provision is limited by law. There is no such provision in the Articles of Incorporation of Investors; however, Investors' bylaws contain a provision.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution or winding up of Citizens, whether voluntary or involuntary, the holders of Citizens shares are entitled to share, on a share-for share basis, any of the assets or funds of Citizens which are distributable to its shareholders upon such liquidation, dissolution or winding up.

         In the event of any voluntary or involuntary liquidation of Investors, the holders of Common Stock are not entitled to distributions of assets until the Preferred shareholders have received a distribution of assets valued at $2.00 per Preferred share. Thereafter, both Preferred and Common Stock classes are entitled to share equally and ratably on a share-for-share basis in all further distributions of assets.

ASSESSMENT AND REDEMPTION

         Citizens shares to be issued upon consummation of the Merger will be fully paid and nonassessable. Investors shares are deemed to be fully paid and nonassessable. Neither Citizens' nor Investors' shares of stock of any class are subject to redemption, conversion nor further assessment.

TRANSFER AGENT

         The transfer agent for Investors shares is Investors. The transfer agent for Citizens shares is American Stock Transfer and Trust Company, New York, New York.

                                     EXPERTS

         The consolidated financial statements included in this Proxy Statement-Prospectus of Investors as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997, have been audited by Kerber, Eck & Braeckel, LLP, independent public accountants, as stated in their report appearing herein and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The firm of Sikich Gardner & Co, LLP, independent public accountants, audited the consolidated financial statements of Investors as of December 31, 1995 and for the fiscal year ended December 31, 1995, as stated in their report included herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Citizens, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, are incorporated herein by reference to Citizens, Inc.'s Annual Report on Form 10-K for the Year Ended December 31, 1997 and are so included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in such Annual Report on Form 10-K and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality under Colorado law of Citizens Class A Common Stock to be issued pursuant to the Merger will be passed upon by Jones & Keller, P.C., Denver, Colorado. Jones & Keller, P.C. has also given the tax opinion referred to under "Certain Federal Income Tax Consequences."

                                  OTHER MATTERS

         The Investors' Board does not intend to bring any matters before the Meeting other than those specifically set forth in the notice of the Meeting accompanying this Proxy Statement-Prospectus and it does not know of any matters to be brought before the Meeting by others. If any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Board.

                              FINANCIAL STATEMENTS

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                                         Page
                                                                                                                         ----

Independent Auditors' Report                                                                                              F-3


Consolidated Balance Sheets - December 31, 1997 and 1996                                                                  F-4

Consolidated Statements of Operations - Years ended December 31, 1997                                                     F-5
and 1996

Consolidated Statements of Changes in Stockholders' Equity - Years
ended December 31, 1997 and 1996                                                                                          F-6

Consolidated Statements of Cash Flows - Years ended December 31, 1997                                                     F-7
and 1996

Notes to Consolidated Financial Statements                                                                                F-8

Independent Auditors' Report                                                                                              F-13


Independent Auditors' Report                                                                                              F-14


Consolidated Balance Sheets - December 31, 1996 and 1995                                                                  F-15


Consolidated Statements of Earnings - Years ended December 31, 1996 and 1995, and for the period from January 26, 1990 (date of incorporation)
through December 31, 1996                                                                                                 F-16


Consolidated Statements of Changes in Stockholder's Equity - Years ended
December 31, 1996 and 1995, and for the period from January 26,
1990 (date of incorporation) through December 31, 1996                                                                    F-17

Consolidated Statements of Cash Flows - Years ended December 31, 1996 and 1995, and for the period from January 26, 1990 (date of incorporation)
through December 31, 1996                                                                                                 F-18




Notes to Consolidated Financial Statements                                                                                F-19

Financial Statements for Nine Months Ended September 30, 1998 and 1997                                                    F-23

Consolidated Balance Sheet -- September 30, 1998 (unaudited)                                                              F-24

Consolidated Statements of Operations -- September 30, 1998 and
1997 (unaudited)                                                                                                          F-25

Consolidated Statements of Cash Flows -- September 30, 1998 and
1997 (unaudited)                                                                                                          F-26

Notes to Consolidated Financial Statements (unaudited)                                                                    F-27

KERBER, ECK & BRAECKEL LLP
CERTIFIED PUBLIC ACCOUNTANTS

1000 Myers Building
1 West Old State Capitol Plaza
Springfield, IL  62701-1268
217-789-0960   Fax 217-789-2822

-------------------

Springfield, Illinois
Carbondale, Illinois
Belleville, Illinois
St. Louis, Missouri
Cape Girardeau, Missouri
Milwaukee, Wisconsin




                          INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
First Investors Group, Inc.

    We have audited the accompanying consolidated balance sheet of First Investors Group, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Investors Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                       /s/ Kerber, Eck & Braeckel LLP

Springfield, Illinois
April 14, 1998

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                     December 31
                                                                 --------------------
                                                                 1997            1996
                                                                 ----            ----

                                     ASSETS

Investments
    Fixed maturities at amortized cost                         $2,724,724     $2,289,011
    Short-term investments                                         97,822        191,428
Cash                                                              370,596        623,505
Accounts receivable                                                   357           --
Accrued interest receivable                                        30,006         33,379
Prepaid expense                                                     8,482            947
Deferred policy acquisition costs                                  41,078           --
Equipment and furniture, net of accumulated
    depreciation of $32,474 in 1997 and $23,522 in 1996            14,725         19,072
                                                               ----------     ----------

        Total assets                                           $3,287,790     $3,157,342
                                                               ==========     ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Reserves for life policies                                     $   13,859     $     --
Accounts payable                                                    1,495            330
Commissions payable                                                  --           39,542
Accrued payroll taxes                                                --            2,920
                                                               ----------     ----------

           Total liabilities                                       15,354         42,792

Stockholders' equity
Preferred stock - $.50 par value; authorized,
    40,000,000 shares; issued and outstanding;
    2,038,820 in 1997 and 1,954,320 in 1996                     1,019,410        977,160
Common stock - $.01 par value; authorized,
    40,000,000 shares; issued and outstanding;
    1,976,352 in 1997 and 1,791,092 in 1996                        19,764         17,911
Additional paid-in capital                                      2,142,866      2,021,369
Retained earnings                                                  90,396         98,110
                                                               ----------     ----------

Total stockholders' equity                                      3,272,436      3,114,550
                                                               ----------     ----------

Total liabilities and stockholders' equity                     $3,287,790     $3,157,342
                                                               ==========     ==========

        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                Year ended December  31
                                                               ------------------------

                                                               1997                1996
                                                               ----                ----
Revenue
    Premium income                                             $  33,214             $-
    Interest income                                              170,651        162,079
    Commission income                                             79,021         30,031
    Miscellaneous income                                             632          9,695
                                                               ---------      ---------

           Total revenue                                         283,518        201,805

Expenses
    Increase in life reserves                                     13,620           --
    Commission expense                                            66,043         14,801
    Salaries expense                                              90,514         40,108
    Increase in deferred acquisition costs                       (41,078)          --
    General and administrative                                   167,135         88,702
                                                               ---------      ---------

           Total expenses                                        296,234        143,611
                                                               ---------      ---------

           Earnings (loss) before income taxes                   (12,716)        58,194

Income taxes                                                      (5,002)         4,505
                                                               ---------      ---------

           NET EARNINGS (LOSS)                                 $  (7,714)     $  53,689
                                                               =========      =========
           Net earnings (loss) per
               preferred share                                 $ (.00406)     $  .03704
                                                               =========      =========


        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     Years ended December 31, 1997 and 1996



                                                                                           Additional
                                                 Preferred              Common               Paid-In              Retained
                                                   Stock                Stock                Capital              Earnings
                                                   -----                -----                -------              --------

Balance at December 31, 1995                      $  877,860          $     13,023           $ 1,752,152       $       44,421

    Issue of preferred and
        common stock                                  99,300                 4,888               496,500                   --
    Less offering expenses                                --                    --             (227,283)                   --
    Net earnings                                          --                    --                    --               53,689
                                                 -----------          ------------           -----------       --------------

Balance at December 31, 1996                         977,160                17,911             2,021,369               98,110

    Issue of preferred and
        common stock                                  42,250                    86               211,250                   --
    Stock sales to promoters                              --                 1,767                    --                   --
    Less offering expenses                                --                    --              (89,753)                   --
    Net loss                                              --                    --                    --              (7,714)
                                                 -----------          ------------           -----------       --------------

Balance at December 31, 1997                     $ 1,019,410          $     19,764           $ 2,142,866       $       90,396
                                                 ===========          ============           ===========       ==============

        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Years ended December 31
                                                                    ------------------------------------
                                                                            1997                 1996
                                                                            ----                 ----

Increase (decrease) in cash

Cash flows from operating activities
    Net earnings (loss)                                             $        (7,714)     $        53,689
    Adjustments to reconcile net earnings (loss)
        to net cash provided by operating activities
           Depreciation                                                       8,952                4,900
           Change in assets and liabilities
               (Increase) decrease in accounts and accrued
                  interest receivable                                         3,016               (7,942)
               (Increase) decrease in prepaid expense                        (7,535)                 116
               (Increase) decrease in deferred policy
                  acquisition costs                                         (41,078)                  --
               Decrease in accounts payable and
                  accrued liabilities                                       (27,438)             (30,356)
                                                                    ---------------      ---------------

                  Net cash provided by (used in) operating
                      activities                                            (71,797)              20,407

Cash flows from investing activities
    Additions to property, plant and equipment                               (4,605)             (14,798)
    Purchase of certificates of deposit                                    (825,122)          (1,156,052)
    Redemption of certificates of deposit                                   461,053              958,000
    Investment in government obligations                                   (628,037)          (1,156,903)
    Redemption of government obligations                                    650,000            1,155,000
                                                                    ---------------      ---------------

                  Net cash used in investing activities                    (346,711)            (214,753)

Cash flows from financing activities
    Proceeds from sale of common and preferred stock                        253,586              600,688
    Proceeds from stock sales to promoters                                    1,766                   --
    Payments on offering expenses                                           (89,753)            (227,283)
                                                                    ---------------      ---------------

                  Net cash provided by financing activities                 165,599              373,405
                                                                    ---------------      ---------------

                  Net increase (decrease) in cash                          (252,909)             179,059

Cash at beginning of year                                                   623,505              444,446
                                                                    ---------------      ---------------

Cash at end of year                                                 $       370,596      $       623,505
                                                                    ===============      ===============


Cash paid for income taxes                                          $         3,493      $        15,021
                                                                    ===============      ===============

        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         1.  Nature of Operations

         First Investors Group, Inc. (the Company) was incorporated under the laws of the State of Illinois on January 26, 1990. Initial stock sales were in excess of $120,300 thus allowing for incorporation under the terms of the pre-incorporation offering. Subsequent to incorporation, the Company has engaged in raising additional funds through the sale of its securities to pursue one of its desired objectives of organizing an Illinois life insurance company. The life insurance company was organized on June 27, 1996, and began selling life insurance on April 2, 1997. The Company's primary revenue sources are premiums from life insurance sales, investment income related to the assets invested from the sale of its securities and commission income generated through its wholly owned insurance agency.

         The Company has formed and invested in two wholly-owned subsidiaries. Consolidated Marketing Services, Inc. (CMS) was incorporated November 7, 1990, and operates as an insurance agency and Excalibur Insurance Corporation (Excalibur). Excalibur was formed with an initial capital contribution of $2,372,507, which represented the book value of the assets transferred from the Company to Excalibur. Excalibur is a life insurance company domiciled and licensed to transact business in the State of Illinois.

         2.  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Consolidated Marketing Services, Inc. and Excalibur Insurance Corporation. All material intercompany transactions have been eliminated.

         3.  Basis of Presentation

         The financial statements of First Investor Group, Inc.'s life insurance subsidiary have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

         4.  Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         5.  Investments

         Fixed maturities are carried at cost, adjusted for amortization of premium or discount and other than temporary declines. The amortized cost of such investments may differ from their market values; however, the Company has the ability and intent to hold these investments to maturity.

         Short-term investments are carried at cost, which approximates market value.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements - continued

                           December 31, 1997 and 1996

         6.  Recognition of Revenues and Related Expenses

         Premiums for traditional life insurance products consist principally of whole life and yearly renewable term are recognized as revenues when due. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for reserves for life policies and through deferral and amortization of deferred policy acquisition costs.

         7.  Deferred Policy Acquisition Costs

         Commissions and other costs of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred. Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves. Deferred acquisition costs for each product are reviewed to determine if they are recoverable from future income, including investment income. If such costs are determined to be unrecoverable they are expensed at the time of determination.

         The following represents the amount of policy acquisition expenses deferred for the year ended December 31:



                                                                                       1997                         1996
                                                                                  --------------                  --------
Balance at beginning of year                                                      $           --                  $     --
Acquisition costs deferred                                                                41,078                        --
Amortized to expense during year                                                              --                        --
                                                                                  --------------                  --------

Balance at end of year                                                            $       41,078                  $     --
                                                                                  ==============                  ========


         8.  Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the modified accelerated cost recovery method. Estimated useful lives range from 5 to 7 years.

         9.  Reserves for Life Policies

         Reserves for life policies account for future policy benefits for life insurance. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in force. The liabilities associated with traditional life insurance products are based upon estimates as to future investment yield, mortality and withdrawals that include provisions for adverse deviations. Future policy benefits for individual life insurance are computed using an interest rate of 4.5%. Mortality, morbidity and withdrawal assumptions for all policies are based on industry standards.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements - continued

                           December 31, 1997 and 1996

         10.  Income Taxes

         The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. At December 31, 1997 and 1996, the Company has no significant temporary or permanent differences between its basis for taxation and generally accepted accounting principles; therefore, the consolidated statements of earnings bears a normal relationship to pre-tax income and the provision for income taxes on the consolidated statements of earnings consists of amounts currently due based on reported income and expenses.

         11.  Earnings Per Share

         Earnings per share computations are based on the weighted average number of preferred shares outstanding during the period.

         12.  Offering Expenses

         The expenses and direct costs of the capital stock offerings have been recorded as a reduction of additional paid-in capital.

         13.  Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997 and 1996, the Company held no cash equivalents.

         14.  Certain Reclassifications

         Certain reclassifications have been made to conform to the 1997 presentation. Such reclassifications had no effect on previously reported earnings, total assets, or stockholder's equity.


NOTE B - INVESTMENTS

         Investments consisted of U.S. Treasury Notes, Special Revenue Bonds, and Certificates of Deposit. Below is a summary of the carrying value and market value of the Company's investments.


                                                          December 31, 1997                        December 31, 1996
                                                  ---------------------------------           --------------------------------
                                                    Carrying               Market               Carrying              Market
                                                     Value                 Value                 Value                Value
                                                  -----------           -----------           -----------          -----------

    Fixed maturities (1-5 years)
        U.S. Treasury Notes                       $ 1,199,913           $ 1,200,000           $ 1,624,387          $ 1,618,750
        Special Revenue Bonds                         402,512               402,512                    --                   --
        Certificates of Deposit                     1,122,300             1,122,300               664,624              664,624
                                                  -----------           -----------           -----------          -----------

                                                  $ 2,724,725           $ 2,724,812           $ 2,289,011          $ 2,283,374
                                                  ===========           ===========           ===========          ===========

    Short-term investments
        Certificates of deposit                   $    97,821           $    97,821           $   191,428          $   191,428
                                                  ===========           ===========           ===========          ===========

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements - continued

                           December 31, 1997 and 1996

NOTE C- CAPITAL STOCK

        The common shares are not entitled to any dividends until such time, if ever, as the Company has paid dividends which total $2.00 per preferred share (in cash or property) to the holders of its initial preferred shares. Thereafter, the common shares have the same dividend rights per share as the holders of the preferred shares.

        The common shares have no rights upon liquidation until the holders of the preferred shares receive at least $2.00 per preferred share (cash or property) out of assets available for distribution. Thereafter, the common shares have the same liquidation rights per share as the holders of the preferred shares. The preferred and common shares have no conversion rights.

        Both the preferred and common shares are entitled to vote on general matters submitted to the vote of the stockholders and in all elections for directors.

NOTE D - RELATED PARTY TRANSACTIONS

        The following expenses have been paid directly to certain officers of the Company.



                                                                   Year Ended                Year Ended
                                                                  December 31,               December 31
                                                                      1997                      1996
                                                                    --------                  --------

Office rent paid to stockholders                                    $ 22,500                  $ 20,925
                                                                    ========                  ========

        In addition, at December 31, 1997 and 1996, $ 0 and $ 39,542 was owed to related parties for commissions.

NOTE E - REINSURANCE

        In the normal course of business, the Company seeks to reduce the loss that may arise from catastrophes or other events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Reinsurance contracts do not relieve the Company of its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company's maximum retention is $22,499. Policies with face amounts $22,500 or greater are reinsured. The Company retains $17,500 and cedes the remainder.

NOTE F - SHAREHOLDER DIVIDEND RESTRICTION

        The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. The Company is the ultimate parent of Excalibur. Illinois domiciled insurance companies require 30 days notice of the payment of dividends if the dividends exceed the greater of (a) prior year statutory earnings or (b) 10% of the insurance company's surplus at December 31 of the prior year. At December 31, 1997, Excalibur had a statutory loss of $22,436 and statutory surplus of $1,399,160.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
             Notes to Consolidated Financial Statements - continued

                           December 31, 1997 and 1996

NOTE G - STATUTORY EQUITY AND GAIN FROM OPERATIONS

        The Company's insurance subsidiary is domiciled in Illinois and prepares its statutory based financial statements in accordance with accounting practices prescribed or permitted by the Illinois Insurance Department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which has not yet been completed, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. Excalibur's total statutory shareholders' equity was $2,579,160 and $2,381,596 at December 31, 1997 and 1996, respectively. Excalibur had a reported statutory loss of $22,436 for 1997 and a statutory gain of $21,596 in 1996.

[KERBER, ECK & BRAECKEL LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
First Investors Group, Inc.

         We have audited the accompanying consolidated balance sheet of First Investors Group, Inc. (an Illinois corporation) and subsidiaries (a development stage enterprise) as of December 31, 1996, and the related consolidated statements of earnings, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of First Investors Group, Inc. from inception (January 20, 1990) through December 31, 1995, were audited by other auditors whose report dated February 5, 1996, expressed an unqualified opinion on those statements.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the December 31, 1996, consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Investors Group, Inc. and subsidiaries as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                       /s/ Kerber, Eck & Braeckel LLP

Springfield, Illinois
February 28, 1997

[SIKICH GARDNER & CO, LLP LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of First Investors Group, Inc.

We have audited the accompanying consolidated balance sheet of First Investors Group, Inc. and Subsidiary (a development stage enterprise) as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Investors Group, Inc. and Subsidiary as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                       /s/ Sikich Gardner & Co, LLP
Springfield, Illinois
February 5, 1996

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                           CONSOLIDATED BALANCE SHEETS

                                                                       December 31
                                                                 -------------------------
                                                                    1996           1995
                                                                 ----------     ----------

                                          ASSETS


Investments
    Fixed maturities at amortized cost                           $2,289,011     $1,148,623
    Short-term investments                                          191,428      1,131,861
Cash                                                                623,505        444,446
Accrued interest receivable                                          33,379         25,437
Prepaid expense                                                         947          1,063
Equipment and furniture, net of accumulated
    depreciation of $23,522 in 1996 and $18,622 in 1995              19,072          9,174
                                                                 ----------     ----------

        Total assets                                             $3,157,342     $2,760,604
                                                                 ==========     ==========



                           LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable                                                 $      330     $   39,860
Commissions payable                                                  39,542         21,813
Accrued payroll taxes                                                 2,920          1,213
Income taxes payable                                                     --         10,262
                                                                 ----------     ----------

           Total liabilities                                         42,792         73,148

Stockholders' equity
    Preferred stock - $.50 par value; authorized,
        40,000,000 shares; issued and outstanding;
        1,954,320 in 1996 and 1,755,720 in 1995                     977,160        877,860
    Common stock - $.01 par value; authorized,
        40,000,000 shares; issued and outstanding;
        1,791,092 in 1996 and 1,302,284 in 1995                      17,911         13,023
    Additional paid-in capital                                    2,021,369      1,752,152
                                                                 ----------     ----------

                                                                  3,016,440      2,643,035
    Earnings accumulated during developmental stage                  98,110         44,421
                                                                 ----------     ----------

           Total stockholders' equity                             3,114,550      2,687,456

           Total liabilities and stockholders' equity            $3,157,342     $2,760,604
                                                                 ==========     ==========

The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

                       CONSOLIDATED STATEMENTS OF EARNINGS

                     Years ended December 31, 1996 and 1995
        and for the period from January 26, 1990 (Date of Incorporation)
                           through December 31, 1996



                                                                         January 26,
                                            Year Ended    Year Ended     1990 Through
                                           December 31,  December 31,    December 31,
                                               1996          1995            1996
                                            ----------     ----------     ----------

Revenue
    Interest income                         $  162,079     $  120,062     $  457,346
    Commission income                           30,031         12,321         89,356
    Miscellaneous income                         9,695          1,656         11,971
                                            ----------     ----------     ----------

           Total revenue                       201,805        134,039        558,673

Expenses
    General and administrative                 143,611         80,552        445,542
                                            ----------     ----------     ----------

           Earnings before income taxes         58,194         53,487        113,131

Income taxes
    Current                                      4,505         10,262         15,021
                                            ----------     ----------     ----------

           NET EARNINGS                     $   53,689     $   43,225     $   98,110
                                            ==========     ==========     ==========

           Net earnings per
               preferred share              $      .03     $      .03
                                            ==========     ==========


        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                     Years ended December 31, 1996 and 1995
        and for the period from January 26, 1990 (Date of Incorporation)
                           through December 31, 1996


                                                                                            Additional
                                          Preferred          Common          Paid-In         Retained
                                            Stock            Stock           Capital         Earnings
                                         -----------      -----------      -----------      -----------

Balance at December 31, 1994             $   693,760      $    11,676      $ 1,337,369      $     1,196
    Issue of preferred and
        common stock                         184,100            1,347          661,801               --
    Less offering expenses                        --               --         (247,018)              --
    Net earnings                                  --               --               --           43,225
                                         -----------      -----------      -----------      -----------
Balance at December 31, 1995                 877,860           13,023        1,752,152           44,421
    Issue of preferred and
        common stock                          99,300            4,888          496,500               --
    Less offering expenses                        --               --         (227,283)              --
    Net earnings                                  --               --               --           53,689
                                         -----------      -----------      -----------      -----------
Balance at December 31, 1996             $   977,160      $    17,911      $ 2,021,369      $    98,110
                                         ===========      ===========      ===========      ===========

Balance at January 26, 1990              $        --      $        --      $        --      $        --
    Issue of preferred and
        common stock                         978,410           17,914        3,243,331               --
    Less offering expenses                        --               --       (1,218,212)              --
    Purchase of common and preferred
        stock for treasury                    (1,250)              (3)          (3,750)              --
    Net earnings                                  --               --               --           98,110
                                         -----------      -----------      -----------      -----------
Balance at December 31, 1996             $   977,160      $    17,911      $ 2,021,369      $    98,110
                                         ===========      ===========      ===========      ===========

        The accompanying notes are an integral part of these statements.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Year ended December 31, 1996 and 1995
        and for the period from January 26, 1990 (Date of Incorporation)
                           through December 31, 1996


                                                                                                      January 26,
                                                                     Year Ended       Year Ended      1990 Through
                                                                     December 31,     December 31,     December 31,
                                                                        1996             1995             1996
                                                                     -----------      -----------      -----------
Increase (decrease) in cash

Cash flows from operating activities
    Net earnings (loss)                                              $    53,689      $    43,225      $    98,110
    Adjustments to reconcile net earnings (loss)
        to net cash provided by operating activities
           Depreciation                                                    4,900            6,476           27,922
           Amortization of organization costs                                 --               41              999
           Loss on assets                                                     --               --              969
        Change in assets and liabilities
               (Increase) decrease in accounts and accrued
                  interest receivable                                     (7,942)         (12,347)         (33,379)
               (Increase) decrease in prepaid expense                        116              (22)            (947)
               Increase (decrease) in accounts payable and
                  accrued liabilities                                    (30,356)          22,903           42,792
                                                                     -----------      -----------      -----------

                  Net cash provided by operating                          20,407           60,276          136,466
                      activities

Cash flows from investing activities
    Organization costs                                                        --               --             (999)
    Insurance proceeds for equipment casualty loss                            --            5,400            5,400
    Additions to property, plant and equipment                           (14,798)          (8,112)         (53,363)
    Purchase of certificates of deposit                               (1,156,052)        (658,000)      (5,484,822)
    Redemption of certificates of deposit                                958,000          389,222        4,628,770
    Investment in government obligations                              (1,156,903)         (48,396)      (3,254,387)
    Redemption of government obligations                               1,155,000               --        1,630,000
                                                                     -----------      -----------      -----------

        Net cash used in investing activities                           (214,753)        (319,886)      (2,529,401)

Cash flows from financing activities
    Proceeds from sale of common and preferred stock                     600,688          847,248        4,239,655
    Payments on offering expenses                                       (227,283)        (247,018)      (1,218,212)
    Purchase of common and preferred stock for treasury                       --               --           (5,003)
                                                                     -----------      -----------      -----------

                  Net cash provided by financing activities              373,405          600,230        3,016,440
                                                                     -----------      -----------      -----------

                  Net increase in cash                                   179,059          340,620          623,505

Cash at beginning of year and period                                     444,446          103,826               --
                                                                     -----------      -----------      -----------

Cash at end of year and period                                       $   623,505      $   444,446      $   623,505
                                                                     ===========      ===========      ===========
Cash paid for income taxes                                           $    15,021      $        --      $    15,021
                                                                     ===========      ===========      ===========
Cash paid for interest                                               $        --      $        --      $        --
                                                                     ===========      ===========      ===========

The accompanying notes are an integral part of these statements

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)
                         NOTES TO CONSOLIDATED FINANCIAL
     STATEMENTS For the period from January 26, 1990 (Date of Incorporation)
                            through December 31, 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         1.  Nature of Operations

         First Investors Group, Inc. (the Company), a development stage enterprise, was incorporated under the laws of the State of Illinois on January 26, 1990. Initial stock sales were in excess of $120,300 thus allowing for incorporation under the terms of the pre-incorporation offering. Subsequent to incorporation, the Company has engaged in raising additional funds through the sale of its securities to pursue one of its desired objectives of organizing an Illinois life insurance company. The life insurance company was organized on June 27, 1996, but has not commenced significant operations as of December 31, 1996. During the Company's development stage, its primary revenue sources are investment income related to the assets invested from the sale of its securities and commission income generated through its wholly owned insurance agency.

         The Company has formed and invested in two wholly-owned subsidiaries. Consolidated Marketing Services, Inc. was incorporated November 7, 1990, and operates as an insurance agency (CMS) and Excalibur Insurance Corporation (Excalibur) was incorporated on June 27, 1996, and has not commenced significant operations as of December 31, 1996. Excalibur was formed with an initial capital contribution of $2,372,507, which represented the book value of the assets transferred from the Company to Excalibur. Excalibur is a life insurance company domiciled and licensed to transact business in the State of Illinois.

         2.  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Consolidated Marketing Services, Inc. and Excalibur Insurance Corporation. All material intercompany transactions have been eliminated.

         3.  Organization Costs

         Organization costs are capitalized and amortized over a period not to exceed five years.

         4.  Income Taxes

         The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. At December 31, 1996 and 1995, the Company has no significant temporary or permanent differences between its basis for taxation and generally accepted accounting principles; therefore, the consolidated statements of earnings bears a normal relationship to pre-tax income and the provision for income taxes on the consolidated statements of earnings consists of amounts currently due based on reported income and expenses.

         5.  Earnings Per Share

         Earnings per share computations are based on the weighted average number of preferred shares outstanding during the period.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

          For the period from January 26, 1990 (Date of Incorporation)
                           through December 31, 1996

         6.  Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the accelerated cost recovery method. Estimated useful lives range from 5 to 7 years.

         7.  Offering Expenses

         The expenses and direct costs of the capital stock offerings have been recorded as a reduction of additional paid-in capital.

         8.  Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1996 and 1995, the Company held no cash equivalents.

         9.  Investments

         Fixed maturities are carried at cost, adjusted for amortization of premium or discount and other than temporary declines. The amortized cost of such investments may differ from their market values; however, the Company has the ability and intent to hold these investments to maturity.

         Short-term investments are carried at cost, which approximates market value.

         10.  Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         11.  Certain Reclassifications

         Certain reclassifications have been made to conform to the 1996 presentation.

NOTE B - FINANCIAL STATEMENT PRESENTATION

         Development stage enterprises are required to present current period and cumulative financial information. The cumulative period represents activity from date of incorporation through December 31, 1996. It is the opinion of management that the financial statements reflect all adjustments necessary for fair statement of results for the periods presented.

NOTE C- INVESTMENTS

         Investments consisted of U.S. Treasury Notes, U.S. Treasury Bills and Certificates of Deposit. Below is a summary of the carrying value and market value of the Company's investments.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

          For the period from January 26, 1990 (Date of Incorporation)
                           through December 31, 1996


                                          December 31, 1996            December 31, 1995
                                     -------------------------     -------------------------
                                      Carrying        Market        Carrying        Market
                                       Value          Value          Value          Value
                                     ----------     ----------     ----------     ----------

    Fixed maturities (1-5 years)
        U.S. Treasury Notes          $1,624,387     $1,618 750     $  773,623     $  775,178
        Certificates of Deposit         664,624        664,624        375,000        375,000
                                     ----------     ----------     ----------     ----------

                                     $2,289,011     $2,283,374     $1,148,623     $1,150,178
                                     ==========     ==========     ==========     ==========

Short-term investments
    Certificates of deposit          $  191,428     $  191,428     $  283,000     $  283,000
    U.S. Treasury notes                      --             --        599,912        599,969
    U.S. Treasury bills                      --             --        248,949        249,201
                                     ----------     ----------     ----------     ----------

                                     $  191,428     $  191,428     $1,131,861     $1,132,170
                                     ==========     ==========     ==========     ==========


NOTE D - CAPITAL STOCK

        The common shares are not entitled to any dividends until such time, if ever, as the Company has paid dividends which total $2.00 per preferred share (in cash or property) to the holders of its initial preferred shares. Thereafter, the common shares have the same dividend rights per share as the holders of the preferred shares.

        The common shares have no rights upon liquidation until the holders of the preferred shares receive at least $2.00 per preferred share (cash or property) out of assets available for distribution. Thereafter, the common shares have the same liquidation rights per share as the holders of the preferred shares. The preferred and common shares have no conversion rights.

        Both the preferred and common shares are entitled to vote on general matters submitted to the vote of the shareholders and in all elections for directors.

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES
                        (A development stage enterprise)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

          For the period from January 26, 1990 (Date of Incorporation)
                            through December 31, 1996


NOTE E - RELATED PARTY TRANSACTIONS

        The following expenses have either been paid directly to certain officers of the Company who are also shareholders of the Company or to corporations owned by these same officers. These corporations consist of the Lincoln Heritage Marketing Center, Inc. (Lincoln) and Pacesetter Management Corporation (Pacesetter).



                                     Year Ended    Year Ended     January 26,
                                    December 31,   December 31        1990
                                        1996           1995       December 31
                                     ----------     ----------        1996
                                                                   ----------
Office rent paid to Lincoln          $       --     $       --     $    3,700
Secretarial fees                             --             --         22,746
Office rent paid to shareholders         20,925         10,080         58,900
                                     ----------     ----------     ----------

        Total                        $   20,925     $   10,080     $   85,346
                                     ==========     ==========     ==========


        In addition, at December 31, 1996, $ 39,542 was owed to related parties for commissions. At December 31, 1995, $ 49,240 was owed to related parties for commissions, travel and other expenses.

                           FIRST INVESTORS GROUP, INC.

   FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 and 1997



Unaudited Consolidated Balance Sheet                               F-24
Unaudited Consolidated Statements of Operations                    F-25
Unaudited Consolidated Statements of Cash Flows                    F-26
Notes to Consolidated Financial Statements                         F-27

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED BALANCE SHEET


                                                          September 30,
                                                              1998
                                                          ------------

ASSETS


Investments                                               $  2,904,944
Cash                                                           236,400
Accrued investment income                                       39,170
Deferred acquisition costs                                      67,039

Furniture and equipment, at cost less accumulated
depreciation of $38,393 in 1988 and $32,474 in 1997             12,501

Other Assets                                                     2,576
                                                          ------------
    Total Assets                                          $  3,262,630
                                                          ============


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

    Future and other policy benefits, life                $     42,606
    Policyholders' funds                                         1,160
                                                          ------------
    Other liabilities                                            6,566
                                                          ------------
           Total liabilities                                    50,332

Stockholders' equity:
    Capital stock:
        Preferred                                            1,019,410
        Common                                                  20,030
    Paid-In capital                                          2,142,866
                                                          ------------
    Retained earnings                                           29,992
                                                          ------------
           Total Stockholders' equity                        3,212,298

           Total Liabilities and Stockholders' equity     $  3,262,630
                                                          ============

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                UNAUDITED - CONSOLIDATED STATEMENTS OF OPERATIONS




                                                            Nine Months Ended September 30,
                                                            ------------------------------
                                                                1998              1997
                                                            ------------      ------------
Revenue
    Life Insurance Premiums
    Net Investment Income                                   $     50,605      $     20,730
    Commission Income                                            132,381           131,995
                                                                                     9,737
                                                            ------------      ------------
           Total revenue                                    $    182,986      $    162,462
                                                            ------------      ------------

Benefits and Expenses:
    Policy Benefits:
        Dividends to policyholders                                   679                --
    Increase (Decrease) in future life policy benefits            28,986             8,203
    Provisions for deferred acquisition cost                     (25,961)          (27,607)
    General insurance expenses                                   215,783           183,270
    Commission Expense                                            14,881                --
    Taxes, licenses and fees                                       9,022             8,026
                                                            ------------      ------------
           Total Benefits and Expenses                      $    243,390      $    171,892
                                                            ------------      ------------
Loss from operations                                             (60,404)           (9,430)
Income Taxes                                                          --            (1,400)
                                                            ------------      ------------
Net Loss                                                    $    (60,404)     $    (10,830)
                                                            ============      ============
Net Loss per share                                          $    (.02963)     $    (.00531)
                                                            ============      ============
Cash dividends per share                                            none              none
Weighted average number of preferred shares outstanding        2,038,820         2,038,820
                                                            ============      ============

                  FIRST INVESTORS GROUP, INC. AND SUBSIDIARIES

                UNAUDITED - CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                Nine Months       Nine Months
                                                                  Ended             Ended
                                                               September 30,     September 30,
                                                               ------------      ------------
                                                                   1998              1997
                                                               ------------      ------------
Cash flows from operating activities:

    Net Loss                                                   $    (60,404)     $    (10,830)
                                                               ------------      ------------
    Adjustments to reconcile net loss to net cash
        provided by operating activities:

        Depreciation                                                  5,919             6,023
        Change in:
           Accrued investment income                                 (9,164)           (9,230)
           Deferred Acquisition Costs                               (25,961)          (27,607)
           Other Assets                                               6,263              (418)
           Future life policy benefits                               28,986             8,203
           Policyholders' funds                                       1,053                --
           Accrued commissions payable                                   --           (39,542)
           Other liabilities                                          4,939               791

               Total Adjustments                                     12,035           (61,780)
                                                               ------------      ------------

               Net cash used by operating activities                (48,369)          (72,610)
                                                               ------------      ------------

Cash flows from investing activities:

    Proceeds from maturity of investments                         1,391,646           726,120
    Purchase of investments                                      (1,474,044)       (1,214,666)
    Purchase of equipment                                            (3,695)           (6,160)
                                                               ------------      ------------

               Net cash provided from investing activities          (86,093)         (494,706)


Cash flows from financing activities:

    Proceeds from sale of common and preferred stock                    266           253,586
    Proceeds from stock sales to promoters                               --             1,766
    Payments on offering expenses                                        --           (89,752)

               Net cash provided by financing activities               24 2           165,600

               Net increase (decrease) in cash                     (134,196)         (401,716)

Cash at beginning of period                                         370,596           623,505
                                                               ------------      ------------

Cash at end of period                                          $    236,400      $    221,789
                                                               ============      ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The foregoing unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles and such principles were applied on a basis consistent with those reflected in the Consolidated Financial Statements and Independent Auditor's Report dated April 14, 1998 which are included elsewhere herein.

         The information furnished herein is unaudited and includes all adjustments and accruals consisting only of normal recurring adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

2. Earnings per share are computed on the basis of the number of preferred shares outstanding at the end of the period.

3. The accompanying financial data should be read in conjunction with the notes contained in the Consolidated Financial Statements and Independent Auditor's Report dated April 14, 1998 which are included elsewhere herein.

         APPENDIX A


                          PLAN AND AGREEMENT OF MERGER
                           FIRST INVESTORS GROUP, INC.
                                 CITIZENS, INC.
                                       AND
                           EXCALIBUR ACQUISITION, INC.

         This Plan and Agreement of Merger ("Agreement") is by and among First Investors Group, Inc. ("Investors"), Citizens, Inc. ("Citizens") and Excalibur Acquisition, Inc. ("Acquisition)".

                                   WITNESSETH:

         WHEREAS, Citizens is a corporation duly organized under the laws of the State of Colorado and Acquisition is a corporation duly organized under the laws of the State of Illinois;

         WHEREAS, Investors is a corporation duly organized under the laws of the State of Illinois; and

         WHEREAS, Citizens desires to acquire Investors through a merger of Acquisition into Investors under Illinois law;

         NOW, THEREFORE, it is agreed among the parties as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 Subject to approval of this Agreement by the Insurance Commissioner of the State of Illinois, and subject to the conditions set forth herein on the "Effective Date" (as herein defined), Investors and Acquisition shall enter into and file Articles of Merger attached hereto as Exhibit A under which Investors shall be the surviving corporation, and shareholders of Investors who do not dissent to the Merger shall receive Class A common stock of Citizens as set forth in Section 1.2. The transaction contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible after all regulatory approvals and shareholder approvals are obtained in accordance with law as set forth in this Agreement.

         On the Closing Date, all of the documents to be furnished to Investors and Citizens, including the documents to be furnished pursuant to Article VII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to Citizens, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

         1.2     On the Effective Date: Investors shareholders will receive one
(1) share of Class A Common stock of Citizens, Inc. (a) for each 6.6836 shares of Investors Common stock issued and outstanding, and (b) for each 6.6836 shares of Investors Preferred stock issued and outstanding (collectively the "Exchange

Rate"), said exchange based upon a market value of $6.00 per share for Citizens Class A shares and an adjusted book value of $.89772 for each Investors Common and Preferred share. Investors optionholders will be entitled to receive, upon due exercise within one year after the Effective Date, shares of Class A Common stock of Citizens, Inc. in lieu of shares of Investors, adjusted to reflect the Exchange Rate.

         1.3 If this Agreement is duly adopted by the holders of the requisite number of shares, in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and it shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. For accounting purposes, the Agreement shall be effective as of 12:01 a.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II

                         ISSUANCE AND EXCHANGE OF SHARES

         2.1 The shares of Citizens Class A common stock shall be distributed to Investors shareholders (other than those shares as to which dissenters' rights have been perfected in accordance with the Illinois law).

         2.2 The stock transfer books of Investors shall be closed on the Effective Date, and thereafter no transfers of the stock of Investors shall be made. Investors shall appoint an exchange agent ("Exchange Agent"), which is expected to be Citizens then stock transfer agent ("Stock Transfer Agent"), to accept surrender of the certificates representing the shares of Investors, and to deliver in exchange for such surrendered certificates, shares of Class A common stock of Citizens. The authorization of the Exchange Agent may be terminated by Citizens after six months following the Effective Date. Upon termination of such authorization, any shares of Investors and funds held by the Exchange Agent for payment to Investors shareholders pursuant to this Agreement shall be transferred to Citizens or its designated agent who shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of Investors are not surrendered or the payment for them is not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and other applicable law, become the property of Citizens (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any persons previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Investors shares for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed item pursuant to the abandoned property or other applicable law of such jurisdiction.

         2.3 No fractional shares of Citizens stock shall be issued as a result of the Agreement; rather, such shares shall evidence the right to receive $6.00 per share of Citizens Class A common stock. In the event the exchange of shares results in any shareholder being entitled to a fraction less than a whole share of Citizens stock, such shareholder shall be given a cash payment of fractions thereof at the rate of $6.00 per share from Citizens for one share of Citizens Class A common stock.

         2.4 At the Effective Date, each holder of a certificate or certificates representing shares of Investors, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration set forth herein, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to Illinois law shall not be converted into shares of Citizens Class A common stock, but shall represent only such dissenters' rights. Upon such presentation, surrender, and exchange as provided in this Section 2.4, certificates representing shares of Investors previously held shall be canceled. Until so presented and surrendered, each certificate or certificates which represented issued and outstanding shares of Investors at the Effective Date shall be deemed for all purposes to evidence the right to receive the consideration set forth in Section 1.2 of this Agreement. If the certificates representing shares of Investors have been lost, stolen, mutilated or destroyed, the Exchange Agent shall require the submission of an indemnity agreement and may require the submission of a bond in lieu of such certificate.

                                   ARTICLE III

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF CITIZENS

         No representations or warranties are made by any director, officer, employee or shareholder of Citizens, except as and to the extent stated in this Agreement or in a separate written statement (the "Citizens Disclosure Statement") attached hereto as Exhibit B. Citizens hereby represents, warrants and covenants to Investors, except as stated in Citizens Disclosure Statement, as follows:

         3.1 Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Citizens, copies of which have been delivered to Investors, are complete and accurate, and the minute books of Citizens contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and board of directors of Citizens.

         3.2 The aggregate number of shares which Citizens is authorized to issue is 50,000,000 shares of Class A common stock with no par value and 1,000,000 shares of Class B common stock with no par value; of which 20,765,488 shares of such Class A common stock (this number does not include treasury shares) and 621,049 shares of Class B common stock are issued and outstanding, fully paid and non-assessable as of June 15, 1998. The two (2) classes of stock of Citizens are equal in all respects, except (a) the Class B common stock elects a simple majority of the Board of Directors of Citizens, and the Class A common stock elects the remaining directors, and (b) each Class A share receives twice the cash dividends paid on a per share basis to the Class B common stock. There are 123,490 shares of Class A common stock held as treasury stock of Citizens.

         The subsidiaries of Citizens are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable.

         3.3 Citizens has complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transaction contemplated by this Agreement.

         3.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Citizens will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Citizens.

         3.5 The execution, delivery and performance of this Agreement has been duly authorized and approved by Citizens' Board of Directors.

         3.6 Citizens has delivered to Investors consolidated financial statements of Citizens and its subsidiaries, dated December 31, 1997 and March 31, 1998 (unaudited), and the annual convention statement of Citizens Insurance Company of America for the year ended December 31, 1997 (as amended). All such statements, herein sometimes called "Citizens Financial Statements", are complete and correct in all material respects and, together with the notes to these financial statements, present fairly the financial position and results of operations of Citizens and Citizens Insurance Company of America for the periods included. The December 31, 1997 and March 31, 1998 statements have been prepared in accordance with generally accepted accounting principles and the December 31, 1997 statement of Citizens Insurance Company of America has been prepared in accordance with statutory accounting principles.

         3.7 Since the dates of Citizens Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Citizens or Citizens Insurance Company of America. Citizens does not have any material liabilities or obligations secured or unsecured (whether accrued, absolute, contingent or otherwise).

         3.8 Citizens has delivered to Investors a list and description of all pending legal proceedings involving Citizens or Citizens Insurance Company of American, none of which, in the opinion of management, will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or to the knowledge of the officers of Citizens, threatened against Citizens or Citizens Insurance Company of America or affecting any of their assets, or properties and neither Citizens nor Citizens Insurance Company of America is in any material breach or violation of or default under any contract or instrument to which Citizens or Citizens Insurance Company of America is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Citizens or Citizens Insurance Company of America under any contract or other instrument to which Citizens or Citizens Insurance Company of America is a party or by which they or any of their properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to Citizens or Citizens Insurance Company of America.

         3.9 Neither Citizens nor Citizens Insurance Company of America shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will enter into no agreement or transaction which would adversely affect its financial condition.

         3.10 The assets of Citizens Insurance Company of America have admissible values at least equal to the amounts attributed to them on its December 31, 1997 annual convention statement (as amended).

         3.11 Neither Citizens Insurance Company of America nor Citizens is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect it.

         3.12 All policy and claim reserves of Citizens Insurance Company of America have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         3.13 The representations and warranties of Citizens shall be true and correct as of the date hereof and as of the Effective Date.

         3.14 Citizens has delivered, or will deliver within two weeks of the date of this Agreement, to Investors true and correct copies of Citizens Annual Report to Shareholders for the years ended December 31, 1996 and 1997 and each of its other reports to shareholders and filings with the Securities and Exchange Commission ("SEC") for the years ended December 31, 1995, 1996, and for 1997. Citizens will also deliver to Investors on or before the Closing Date any reports relating to the financial and business condition of Citizens which are filed with the SEC after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         Citizens has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Citizens generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         3.15 Citizens has delivered to Investors a copy of each of the federal income tax returns of Citizens for the year ended December 31, 1996 and for any additional open years. The provisions for taxes paid by Citizens are believed by Citizens to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Citizens (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports of other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Citizens, including taxes for the current year ending December 31, 1998. No federal income tax return of Citizens is currently under audit.

         3.16 Citizens has no employee benefit plans, except as disclosed in Citizens Financial Statements and for a group accident and health and dental plan for employees.

         3.17 No representation or warranty by Citizens in this Agreement, Citizens Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

         3.18 Citizens agree that all rights to indemnification now existing in favor of the employees, agents, director or officers of Investors and its subsidiaries, as provided in the Articles of Incorporation or Bylaws or otherwise in effect on the date hereof shall survive the transactions contemplated hereby in accordance with their terms and Citizens expressly assumes such indemnification obligations of Investors.

                                   ARTICLE IV

              REPRESENTATION, WARRANTIES AND COVENANTS OF INVESTORS

         No representations or warranties are made by any director, officer, employee or shareholder of Investors, except as and to the extent stated in this Agreement or in a separate written statement (the "Investors Disclosure Statement") attached hereto as Exhibit C.

         Investors hereby represents, warrants and covenants to Citizens, except as stated in the Investors Disclosure Statement, as follows:

         4.1 Investors and Excalibur Insurance Corporation ("Excalibur") are each a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, and has the corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Articles of Incorporation and Bylaws of Investors and Excalibur, copies of which have been delivered to Citizens, are complete and accurate, and the minute books of Investors and Excalibur contain a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and Board of Directors of Investors and Excalibur.

         4.2 The aggregate number of shares which Investors is authorized to issue is 40,000,000 shares of common stock with a par value of $.01 per share and 40,000,000 shares of preferred stock with a par value of $0.50 per share of which 1,978,847 shares of such common stock, and 2,038,820 shares of such preferred stock are issued and outstanding, fully paid and non-assessable. The preferred stock is not convertible into common stock. Investors has no outstanding options, warrants or other rights to purchase, or subscribe to, or securities convertible into or exchangeable for any shares of capital stock.

         The subsidiaries of Investors and Excalibur are each an association, corporation, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or association; each has the power and authority to lease its properties and to carry on its business as now being conducted and is qualified to do business; and each holds or shall hold all licenses, franchises, permits or other governmental authorizations required to enable it to conduct its business or own its properties in every jurisdiction in which it currently conducts business or owns property and where the failure to do so would have a material adverse effect on the business of the subsidiary. All outstanding shares of capital stock of each subsidiary are duly and validly authorized and issued, fully paid and non-assessable. Investors directly or indirectly owns all of the issued and outstanding capital stock of such subsidiaries.

         4.3 Investors and Excalibur each have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

         4.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Investors and Excalibur will conflict with or result in a breach or violation of the Articles of Incorporation or Bylaws of Investors or Excalibur.

         4.5 The execution of this Agreement has been duly authorized and approved by the Investors' and Excalibur's Board of Directors.

         4.6 Investors has delivered to Citizens consolidated financial statements of Investors and its subsidiaries, dated December 31, 1997 and March 31, 1998 (unaudited), and the annual convention statement of Excalibur as of December 31, 1997. All such statements, herein sometimes called "Investors Financial Statements" are (and will be) complete and correct in all material respects and, together with the notes to the financial statements, present fairly the financial position and results of operations of Investors and Excalibur of the periods indicated. The December 31, 1997 and March 31, 1998 financial statements of Investors have been prepared in accordance with generally accepted accounting principles and the December 31, 1997, annual convention statement of Excalibur is prepared in accordance with statutory principles.

         4.7 Since the dates of the Investors Financial Statements there have not been any material adverse changes in the business or condition, financial or otherwise, of Investors or Excalibur. Investors and Excalibur do not have any material liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise).

         4.8 Investors has delivered to Citizens a list and description of all pending legal proceedings involving Investors or Excalibur, none of which will materially adversely affect them, and, except for these proceedings, there are no legal proceedings or regulatory proceedings involving material claims pending, or, to the knowledge of other officers of Investors, threatened against Investors or Excalibur or affecting any of their assets or properties, and neither Investors nor Excalibur is in any material breach or violation of or default under any contract or instrument to which Investors or Excalibur is a party, and no event has occurred which with the lapse of time or action by a third party could result in a material breach or violation of or default by Investors or Excalibur under any contract or other instrument to which Investors or Excalibur is a party or by which they or any of their respective properties may be bound or affected, or under their respective Articles of Incorporation or Bylaws, nor is there any court or regulatory order pending, applicable to Investors or Excalibur.

         4.9 Neither Investors nor Excalibur shall enter into or consummate any transactions prior to the Effective Date other than in the ordinary course of business and will pay no dividend, or increase the compensation of officers and will not enter into any agreement or transaction which would adversely affect their financial condition.

         4.10 The assets of Excalibur have admissible values at least equal to the amounts attributed to them on its March 31, 1998 statement and will have a values at least equal to those attributed to them on its December 31, 1997 annual convention statement.

         4.11 Neither Excalibur nor Investors is a party to any contract performable in the future except insurance policies, customary agent contracts, normal reinsurance agreements and those which will not adversely affect them.

         4.12 All policy and claim services of Excalibur have been properly provided for and are adequate to comply with all regulatory requirements regarding same.

         4.13 The representations and warranties of Investors shall be true and correct as of the date hereof and as of the Effective Date.

         4.14 Investors has delivered, or will deliver within two weeks of the date of this Agreement, to

Citizens true and correct copies of Investors' Annual Report to Shareholders for the years ended December 31, 1995, 1996, and for 1997. Investors will also deliver to Citizens on or before the Closing Date any reports relating to the financial and business condition of Investors which are prepared after the date of this Agreement and any other reports sent generally to its shareholders after the date of this Agreement.

         Investors has duly filed all reports required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (the "Federal Securities Laws"). No such reports, or any reports sent to the shareholders of Investors generally, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading.

         4.15 Investors has delivered to Citizens a copy of each of the federal income tax returns of Investors and Excalibur for the year ended December 31, 1997 and for any additional open years. The provisions for taxes paid by Investors and Excalibur are believed by Investors and Excalibur to be sufficient for payment of all accrued and unpaid federal, state, county and local taxes of Investors and Excalibur (including any penalties or interest payable) whether or not disputed for the periods then ended and for all prior fiscal periods. All returns and reports or other information required or requested by federal, state, county, and local tax authorities have been filed or supplied in a timely fashion, and all such information is true and correct in all material respects. Provision has been made for the payment of all taxes due to date by Investors and Excalibur, including taxes for the current year ending December 31, 1998. No federal income tax return of Investors or Excalibur is currently under audit.

         4.16    Investors and Excalibur have no employee benefit plans.

         4.17 No representation or warranty by Investors in this Agreement, the Investors Disclosure Statement or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

                                    ARTICLE V

              OBLIGATIONS OF THE PARTIES PENDING THE EFFECTIVE DATE

         5.1 This Agreement shall be duly submitted to the shareholders of Investors for the purpose of considering and acting upon this Agreement in the manner required by law at a meeting of shareholders on a date selected by Investors, such date to be the earliest practicable date after the proxy statement may first be sent to Investors shareholders without objection by applicable governmental authorities, provided that Investors will have at least 30 days to solicit proxies. Citizens will furnish to Investors the information relating to Citizens required by the Federal Securities Laws to be included in the proxy statement. Citizens represents and warrants that at the time of the Investors shareholders' meeting, the proxy statement, insofar as it relates to Citizens and contains information furnished by Citizens specifically for use in such proxy statement, (a) will comply in all material respects with the provisions of the Federal Securities Laws and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of Investors, subject to its fiduciary obligations to shareholders, shall use its best efforts to obtain the requisite approval of Investors shareholders of this Agreement and the transactions contemplated herein. Investors, Excalibur and Citizens shall take all reasonable and necessary steps and actions to comply with and to secure Investors shareholder approval of this Agreement and the transactions contemplated herein as may be required by the statues, rules and regulations of such states.

         5.2 At all times prior to the Effective Date, during regular business hours each party will permit the other to examine its books and records and the books and records of its subsidiaries and will furnish copies thereof on request. It is recognized that, during the performance of this Agreement, each party may provide the other parties with information which is confidential or proprietary information. During the term of this Agreement, and for four years following the termination of this Agreement, the recipient of such information shall protect such information from disclosure to persons, other than members of its own or affiliated organizations and its professional advisers, in the same manner as it protects its own confidential or proprietary information from unauthorized disclosure, and not use such information to the competitive detriment of the disclosing party. In addition, if this Agreement is terminated for any reason, each party shall promptly return or cause to be returned all documents or other written records of such confidential or proprietary information, together with all copies of such writings and, in addition, shall either furnish or cause to be furnished, or shall destroy, or shall maintain with such standard of care as is exercised with respect to its own confidential or proprietary information. No information shall be considered confidential or proprietary if it is (a) information already in the possession of the party to whom disclosure is made, (b) information acquired by the party to whom the disclosure is made from other sources, or (c) information in the public domain or generally available to interested persons or which at a later date passes into the public domain or becomes available to the party to whom disclosure is made without any wrongdoing by the party or any of its affiliates to whom the disclosure is made.

         5.3 Investors and Citizens shall promptly provide each other with information as to any significant developments in the performance of this Agreement, and shall promptly notify the other if it discovers that any of its representations, warranties and covenants contained in this Agreement or in any document delivered in connection with this Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         5.4 All parties to this Agreement shall take all such action as may be reasonably necessary and appropriate and shall use their best efforts in order to consummate the transactions contemplated hereby as promptly as practicable.

                                   ARTICLE VI

                              PROCEDURE FOR MERGER

         6.1 The parties shall file with the Insurance Commissioner of Illinois within 30 days from this date, all of the documents required by the Illinois Insurance Code.

                                   ARTICLE VII

             CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER

         The following are conditions precedent to the consummation of the Agreement on or before the Effective Date:

         7.1 Citizens and Investors shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Effective Date and Investors and Citizens shall provide one another at the Closing with a certificate to the effect that such party has performed each of the acts and undertakings required to be performed by it on or before the Closing Date pursuant to the terms of this Agreement.

         7.2 This Agreement, the transactions contemplated herein and the dissolution of Investors shall have been duly and validly authorized, approved and adopted, at a meeting of the shareholders of Investors duly and properly called for such purpose in accordance with the applicable laws.

         7.3 This Agreement is in all things subject to the provisions of applicable insurance laws and the regulations promulgated thereunder, and shall not become effective until approval is obtained from the Commissioner of Insurance of the State of Illinois in accordance with the provisions of the laws of said state. Citizens and Investors, as soon as practical after the execution and delivery of this Agreement, agree to file and to use their best efforts to obtain such approval of the transactions contemplated by this Agreement. Neither Citizens, Investors nor any of their subsidiaries shall be obligated to file a suit or to appeal from any Commissioner's adverse ruling, nor shall Citizens, Investors nor any of their subsidiaries be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval. In the event approval is denied, this Agreement shall terminate.

         7.4 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the regulation, or have otherwise acted improperly in connection with the transaction contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

         7.5 All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and the form and substance of all legal proceedings and related matters shall have been approved by counsel for Citizens and Investors.

         7.6 The representations and warranties made by Citizens and Investors in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Effective Date, except to the extent that such representations and warranties may be untrue on and as of the Effective date because of (1) changes caused by transactions suggested or approved in writing by Citizens or (2) events or changes (which shall not, in the aggregate, have materially and adversely affected the business, assets, or financial condition of Investors, Excalibur or Citizens) during or arising after the date of this Agreement.

         7.7     (1)     The Merger will constitute a reorganization within the
meaning of IRC Section 368(a)(2)(E) and Citizens and Investors will each be a "party to a reorganization" within the meaning of IRC Section 368(b). No gain or loss will be recognized by the Investors shareholders upon the exchange of their shares for shares of Citizens Class A Common Stock (except for cash received in lieu of a fractional share of Citizens Class A Common Stock).

                 (2) The tax basis of the shares of Citizens Class A Common Stock received by a Investors shareholder (including any fractional share of Citizens Class A Common Stock not actually received) will be the same as the basis of the Investors shares surrendered by that shareholder in the Exchange.

                 (3) The holding period for tax purposes of the shares of Citizens Class A Common Stock received by a Investors shareholder will include the period during which such shareholder held the Investors shares as a capital asset on the date of the consummation of the Exchange.

                 (4) Cash received by Investors shareholders who properly exercise their dissenters' rights will be treated as having been received in redemption of the shares so cashed out, and may result in taxable gain or loss, measured by the difference (if any) between the amount of cash received and such shareholder's basis in the Investors stock. Provided the shares were held as capital assets at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be taxed at varying federal tax rates depending upon the holding period for such shares. It is possible, that for some shareholders, the distribution of cash may be treated as a dividend taxable as ordinary income.

                 (5) Cash payments received by Investors shareholders in lieu of fractional shares of Citizens Class A Common Stock will be treated as if such fractional share of Citizens Class A Common Stock has been issued in the Merger and then redeemed by Citizens. An Investors shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share. Provided the fractional share was held as a capital asset at the time of the redemption, such gain or loss will constitute capital gain or loss, and such gain or loss will be taxed at varying federal tax rates depending upon the holding period for such share (taking into account the holding period of the Investors stock outstanding as described in (3) above). It is possible that the distribution of cash may be treated as a dividend taxable as ordinary income if the IRS determines that the distribution in redemption is essentially equivalent to a dividend.

                 (6) No material gain or loss will be recognized by Citizens, Excalibur or Investors as a result of the Merger.

         7.8     Investors shall have furnished Citizens with:

                 (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Investors approving this Agreement and the transaction contemplated by it and directing the submission thereof to a vote of the shareholder of Investors;

                 (2) a certified copy of a resolution or resolutions duly adopted by the requisite number and classes of outstanding shares of Investors capital stock approving this Agreement and the transactions contemplated by it in accordance with applicable law;

                 (3) an opinion of Robert E. Wagner & Associates, P.C. dated as of the Closing Date as set forth in Exhibit D attached hereto;

                 (4) an agreement from each "affiliate" of Investors as defined in the rules adopted under the Securities Act of 1933, as amended, to the effect that (a) the affiliate is familiar with SEC Rules 144 and

145; and (b) none of the shares of Citizens Class A common stock will be transferred by or through the affiliate in violation of the Federal Securities Laws; and (c) the affiliate acknowledges that sales, transfers or dispositions of Citizens Class A common stock may only be made pursuant to Rules 144 and 145 during the two-year period following the Closing Date.

                 (5) Investors will deliver to Citizens all of its assets, including but not limited to, all shares of stock of Excalibur, together with all assignments of such assets as Citizens may reasonably require.

         7.9     Citizens shall furnish Investors with:

                 (1) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of Citizens, approving this Agreement and the transaction contemplated by it, and

                 (2) an opinion dated the Effective Date of Jones & Keller, P.C., counsel for Citizens, as set forth in Exhibit E attached hereto.

         7.10 Investors and Acquisition shall approve and file the Articles of Merger, consistent with this Agreement, for this transaction with the requisite governmental authorities.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

         8.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time (whether before or after the approval and adoption thereof by the shareholders of Investors) prior to the Effective Date:

         (a)     By mutual consent of Citizens, Excalibur and Investors;

         (b) By Citizens or Investors, if any condition set forth in Article VII relating to the other party has not been met or has not been waived;

         (c) By Citizens or Investors, if any suit, action or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit or otherwise affect the consummation of the transactions contemplated hereby:

         (d) By any party, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

         (e) by Citizens, if dissenters' rights are perfected in accordance with Illinois law for more than 2.5% of the outstanding shares of Investors; or

         (f) By any party if the Effective Date is not within 180 days from the date hereof.

         8.2 Any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its Board of Directors provided; however, that such action shall be taken only if, in the judgment of the Board of Directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Agreement to the party waiving such term or condition.

                                   ARTICLE IX

       TERMINATION OF REPRESENTATION AND WARRANTIES AND CERTAIN AGREEMENTS

         9.1 The respective representations and warranties of the parties hereto, shall expire with, and be terminated and extinguished by consummation of the Agreement; provided, however, that the covenants and agreements of the parties hereto shall survive in accordance with their terms.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 This Agreement embodies the entire agreement between the parties, and supersedes all prior agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

         10.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         10.3 Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement. Citizens and Investors each represent to the other that it has not employed any investment bankers, brokers, finders, or intermediaries in connection with the transaction contemplated hereby who might be entitled to any fee or other payment from Investors, Excalibur or Citizens or any subsidiary of any of them upon consummation of the transactions contemplated by this Agreement.

         10.4 All parties to the Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

         10.5 This Agreement may be amended upon approval of the Board of Directors of each party provided that the shares issuable hereunder shall not be amended without approval of the requisite shareholders of Investors.

         10.6 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, fees prepaid, addressed as follows:

To Citizens, Inc.:                     To Investors:


Citizens, Inc.                         First Investors Group, Inc.
P.O. Box 149151                        1709 South Fifth Street
Austin, Texas  78714                   Springfield, Illinois 62703-3116
ATTN:  Mark A. Oliver                  ATTN:  Don Dennis
          President                           Chairman and President


with copies to:                               with copies to:


Jones & Keller, P.C.                   Robert E. Wagner & Associates, P.C.
Suite 1600                             133 S. 4th Street, Suite 306
1625 Broadway                          Springfield, Illinois  62701
Denver, Colorado  80202                ATTN:  Robert E. Wagner
ATTN:  Reid Godbolt

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

         10.7 No press release or public statement will be issued relating to the transaction contemplated by this Agreement without prior approval of Citizens and Investors. However, either Citizens or Investors may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

         IN WITNESS WHEREOF, the parties have set their hands and seals as of September 10, 1998.

                                       CITIZENS, INC.

                                       By: /s/ Mark A. Oliver
                                          ---------------------------------
                                           Mark A. Oliver, President

                                       FIRST INVESTORS GROUP, INC.

                                       By: /s/ Don Dennis
                                          ---------------------------------
                                           Don Dennis, President

                                       EXCALIBUR ACQUISITION, INC.

                                       By: /s/ Mark A. Oliver
                                          ---------------------------------
                                               Mark A. Oliver, President

                                                                       EXHIBIT A

                           ARTICLES AND PLAN OF MERGER
                                 CITIZENS, INC.
                        EXCALIBUR ACQUISITION, INC., and
                           FIRST INVESTORS GROUP, INC.

         THESE ARTICLES AND PLAN OF MERGER, dated this day ____ of _______, 199_, pursuant to Sections 5/11.05 and 5/11.25 of the Illinois Business Corporation Act (hereinafter referred to as the "Act"), is entered into, by and among Citizens, Inc. ("Citizens"), a Colorado corporation; Excalibur Acquisition, Inc. ("Acquisition"), an Illinois corporation wholly-owned by Citizens; and First Investors Group, Inc. ("Investors") or the "Surviving Corporation"), an Illinois corporation, with Investors and Acquisition sometimes being referred to herein as the "Constituent Corporation."

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of the parties hereto deem it advisable that Acquisition be merged into Investors hereinafter specified;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and in order to prescribe the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the shares of each of the Constituent Corporations and such other details and provisions as are deemed desirable, the parties hereto agree as follows:

         FIRST: The Constituent Corporations have agreed to merge, and that the terms and conditions of said merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock or other consideration, and the manner of dealing with any issued stock of the Constituent Corporations not to be so converted or exchanged, are and shall be as set forth herein. In connection with the merger described below, Citizens is agreeing, among other things, to furnish a sufficient number of shares of its authorized but unissued Class A Common Stock, no par value, to carry out the terms of the merger contemplated hereby.

         SECOND: The parties to these Articles and Plan of Merger are Acquisition, Investors and Citizens.

         THIRD: Investors shall be the surviving corporation of the merger between the Constituent Corporations.

         FOURTH: The principal office of Acquisition and Citizens, Inc. is 400 East Anderson Lane, Austin, Texas 78752. The principal office of Investors is 1709 South Fifth Street, Springfield, Illinois 62703-3116.

         FIFTH: The Boards of Directors of Acquisition and Citizens, on _____________, 1998, declared that a merger upon the terms and conditions set forth in these Articles and Plan of Merger was advised, authorized and approved, and the Board of Acquisition directed their submission to Citizens, the sole shareholder of Acquisition.

         The Board of Directors of Investors, on ________, 199__, by a duly adopted resolution, declared that a merger upon the terms and conditions set forth in these Articles and Plan of Merger was advised, authorized and approved, and directed their submission to the stockholders of Investors.

                                                                       EXHIBIT A

         These Articles and Plan of Merger were duly submitted to and approved by the affirmative vote of one hundred percent (100%) of all of the votes entitled to be cast thereon pursuant to an action by unanimous written consent of the sole shareholder of Acquisition, as permitted by the Articles of Incorporation of Acquisition and the laws of the State of Illinois.

         These Articles and Plan of Merger were duly submitted to and approved by the affirmative vote of ______ percent (____%) of all of the votes entitled to be cast thereon at a meeting of the shareholders of Investors held on ______ __, 199_, as permitted by the Articles of Incorporation of Investors and the laws of the State of Illinois.

         SIXTH: The Articles of Incorporation of Investors shall constitute the Articles of Incorporation of the Survivor.

         SEVENTH: Acquisition has authority to issue shares of one class of capital stock, namely ten thousand (10,000) shares of common stock, $.01 par value per share ("Acquisition Common Stock"). Citizens, Inc. has authority to issue shares of two classes of capital stock, namely 50,000,000 shares of Class A Common Stock, no par value per share ("Citizens Class A Common Stock"), and 1,000,000 shares of Class B Common stock, no par value per share.

         EIGHTH: Investors has authority to issue shares of two classes of capital stock, namely, 40,000,000 shares of Common stock, $.01 par value per share and 40,000,000 shares of Preferred stock, $.50 par value per share.

         NINTH: The manner and basis of converting or exchanging the issued and outstanding stock of each of the Constituent Corporations into different stock or other consideration and the treatment of any issued stock of the Constituent Corporations not to be so converted or exchanged on the Effective Date (as defined in Article Tenth below) of the merger contemplated hereby shall be as follows:

         (a) Except to the extent qualified in subparagraphs (b) and (c) immediately below

                 On the Effective Date: Investors shareholders will receive one
(1) share of Class A Common stock of Citizens, Inc. (a) for each 6.6836 shares of Investors Common stock issued and outstanding; and (b) for each 6.6836 shares of Investors Preferred stock issued and outstanding.

         (b) No script or fractional share certificates of Citizens Class A Common stock shall be issued as a result of the merger contemplated hereby, but in lieu of each fractional share, the shareholder of Investors entitled to a fractional share shall be paid by Citizens a cash payment at a rate of $6.00 per one share of Citizens Class A Common stock.

         (c) After the merger contemplated hereby shall have become effective, except as otherwise provided by the Act with respect to dissenting shareholders, each holder of an outstanding certificate or certificates theretofore representing Investors Common Stock or Preferred stock shall surrender the same to the Surviving Corporation and each such holder thereupon shall been entitled to receive in exchange therefor a certificate or certificates representing the number of shares of Citizens Common stock into which the Investors Common stock or Preferred stock represented by the certificate or certificates so surrendered shall

                                                                       EXHIBIT A

have been converted or exchanged by the provisions hereof. Until such surrender, Investors Common stock or Preferred stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the number of full shares of Citizens Class A Common stock to be delivered with respect to such shares. Unless and until any such outstanding certificates shall be so surrendered, no dividend payable to the holders of record of Investors Common stock or Preferred stock as of any date subsequent to the Effective Date shall be paid to the holders of such outstanding certificates, but upon surrender of any such certificate or certificates, there shall be paid to the record holder of the certificate or certificates of Investors Common or Preferred stock delivered with respect to the shares represented by the surrendered certificate or certificates, without interest, the amount of such dividends which shall have theretofore become payable to them with respect to such shares of Investors Common or Preferred stock.

         (d) Each share of Acquisition Common Stock, if any, which remains unissued and all Treasury shares of Acquisition on the Effective Date of the merger contemplated hereby shall be canceled.

         (e) Each share of Acquisition Common stock which is issued and outstanding on the Effective Date shall be converted into one share of Investors Common stock and shall not be deemed to be converted into shares of Class A Common stock of Citizens.

         TENTH:  Upon the Effective Date:

         (a) the assets and liabilities of Acquisition shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of Acquisition, and

         (b) all of the rights, privileges, immunities, powers, purposes, and franchises of Acquisition, and all property, real, personal and mixed, and all debts due to Acquisition on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers, purposes and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Acquisition, and all debts, liabilities, obligations and duties of Acquisition shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

         The merger provided for by these Articles and Plan of Merger shall become effective at __:__ p.m., Central Time, on _____ __, 199_, (the "Effective Date"), and the separate existence of Acquisition except insofar as continued by statute, shall cease on the date that these Articles and Plan of Merger, duly advised, approved, signed, acknowledged, sealed and verified by Citizens, Acquisition and Surviving Corporation, as required by the laws of the State of Illinois, are filed for record with the Secretary of State.

         ELEVENTH: The merger contemplated hereby may be terminated at any time prior to the time these Articles and Plan of Merger are filed in the office of the Secretary of State of Illinois (a) by consent of Citizens and the Constituent Corporations expressed by action of their respective Boards of Directors and without further shareholder action, whether or not theretofore adopted by the shareholders of the Constituent Corporations, but the filing of these Articles and Plan of Merger in the office of the Secretary of State of Illinois shall conclusively evidence that any such termination has not occurred and that any right of termination has not been exercised and has been waived.

                                                                       EXHIBIT A

         TWELFTH: The parties hereto may, by written agreement among them authorized by their respective Boards of Directors, amend these Articles and Plan of Merger at any time prior to the Effective Time, provided that, after the meeting of shareholders of Investors, no amendment shall be made which changes the terms of these Articles and Plan of Merger in a way which is materially adverse to the shareholders of Investors, unless such amendment is approved by the shareholders of Investors.

         Any condition to the performance of Citizens, Acquisition or Investors which may legally be waived at or prior to the Effective Time may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by the Board of Directors of the waiving party.

         IN WITNESS WHEREOF, Citizens and each of the Constituent Corporations, pursuant to the approval and authority duly given by resolutions or unanimous written consents adopted by their respective Boards of Directors, have caused these Articles and Plan of Merger to be signed in their respective corporation names and their behalf by the respective Presidents and witnessed or attested by their respective Secretaries as of the ____ day of ________, 199_, each of whom affirms, under penalties of perjury, that the facts stated herein are true.
                                             FIRST INVESTORS GROUP, INC.

ATTEST:

                                       By:
------------------------------            -------------------------------------
Secretary                                    Don Dennis, Chairman and
                                              President

                                             EXCALIBUR ACQUISITION, INC.
ATTEST:

                                       By:
------------------------------            -------------------------------------
John K. Drisdale, Jr., Secretary             Mark A. Oliver, President

                                             CITIZENS, INC.
ATTEST:

                                       By:
------------------------------            -------------------------------------
John K. Drisdale, Jr., Secretary             Mark A. Oliver, President

         THE UNDERSIGNED, President of First Investors Group, Inc. who executed on behalf of said corporation the foregoing Articles and Plan of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles and Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                     ------------------------------------
                     Don Dennis, Chairman and President

                                                                       EXHIBIT A

         THE UNDERSIGNED, President of Excalibur Acquisition, Inc., who executed on behalf of said corporation the foregoing Articles and Plan of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles and Plan of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                     --------------------------------
                     Mark A. Oliver, President

         THE UNDERSIGNED, President of Citizens, Inc., who executed on behalf of said corporation the foregoing Articles and Plan of Merger, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                     --------------------------------
                     Mark A. Oliver, President

                                                                       EXHIBIT B

                         CITIZENS' DISCLOSURE STATEMENT

         Pursuant to the provisions of Article III of the Plan and Agreement of Merger ("Merger Agreement") by and among Investors, Citizens, and Acquisition, Citizens hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

         3.7 Citizens has the liabilities disclosed in Citizens Financial Statements and those incurred thereafter in the ordinary course of business.

         3.8 A description of certain legal proceedings involving Citizens and Citizens Insurance Company of America is contained in Item 3 - Legal Proceedings of Citizens' Form 10-K Annual Report and in the list of pending legal proceedings involving Citizens and its affiliates delivered to Investors on August 25, 1998.

         3.11 (a) Computer Maintenance Agreement between Computing Technology, Inc. and Wang Laboratories, effective 7/1/91 and amended 8/26/91.

                 (b) Marketing Consultant Agreement dated April 1, 1997 with Worldwide Professional Associates, Inc.

                                                                       EXHIBIT C

                         INVESTORS' DISCLOSURE STATEMENT

         Pursuant to the provisions of Article IV of the Plan and Agreement of Merger ("Merger Agreement") by and among Investors, Citizens, and Acquisition, Investors hereby makes the following disclosures respecting the similarly numbered sections in the Merger Agreement:

         4.7 Investors and Excalibur have the liabilities disclosed in the consolidated Investors Financial Statements and those incurred thereafter in the ordinary course of business.

         4.8 A description of all pending legal proceedings involving Investors or Excalibur is described below:

                 NONE

         4.11 Excluding insurance policies, customary agent contracts, normal reinsurance agreements and those contracts which will not adversely affect either of them, Investors and Excalibur are parties to the following contracts performable in the future:

                 NONE

         Citizens, Inc.                                                EXHIBIT E
         First Investors Group, Inc.
         ______________, 1998


                               _____________, 1998

Citizens, Inc.
Excalibur Acquisition, Inc.
400 East Anderson Lane
Austin, Texas 78752

       Re: Plan and Agreement of Merger among First Investors Group, Inc., Citizens, Inc. and Excalibur Acquisition, Inc.

Ladies and Gentlemen:

         We have acted as counsel to First Investors Group, Inc. ("Investors") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.8(3) of the Plan and Agreement of Merger, dated as of September 10, 1998 (the "Agreement"), among Investors, Citizens, Inc. and Excalibur Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Illinois, we advise that our opinion is with respect to Federal law and the laws of the State of Illinois only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Illinois.

         We have relied upon factual representations made by Investors in
Article IV of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The execution, delivery and performance of the Agreement by Investors shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Investors or Excalibur Insurance Corporation

         Citizens, Inc.                                                EXHIBIT E
         First Investors Group, Inc.
         ______________, 1998

("Excalibur") is a party or by which Investors or Excalibur is bound or the charter or bylaws of Investors or Excalibur or other governing instruments of Investors or Excalibur.

         2. The Agreement has been duly authorized, executed and delivered by Investors and is a legal, valid and binding obligation of Investors enforceable against Investors in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Investors and Excalibur are Illinois corporations duly organized, validly existing and in good standing under the laws of the State of Illinois;

         4. Investors has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Investors which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Investors from consummating the transactions contemplated by the Agreement;

         6. The authorized and outstanding capital stock of Investors is as stated in Section 4.2 of the Agreement;

         7. To our knowledge, after due inquiry, except as set forth in the Agreement or Investors' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Investors or Excalibur, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Investors or Excalibur; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Investors of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of any State or political subdivision of the United States or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Investors or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Investors or Excalibur.

                                       Very truly yours,

                                       ROBERT E. WAGNER & ASSOCIATES, P.C.

         Citizens, Inc.                                                EXHIBIT E
         First Investors Group, Inc.
         ______________, 1998


                               _____________, 1998

First Investors Group, Inc.
1709 South Fifth St.
Springfield, Illinois 62703

Re: Plan and Agreement of Merger among First Investors Group, Inc., Citizens, Inc. and Excalibur Acquisition, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Citizens, Inc. ("Citizens") in connection with the above referenced agreement. This letter is provided to you pursuant to Paragraph 7.9(2) of the Plan and Agreement of Merger, dated as of September 10, 1998 (the "Agreement"), among First Investors Group, Inc., Citizens and Excalibur Acquisition, Inc. Except as otherwise indicated herein, capitalized terms used in this letter are defined as set forth in the Agreement or the Accord (see below).

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In giving the opinion expressed below, insofar as such opinion relates to other than Federal law or the laws of jurisdiction other than the State of Colorado, we advise that our opinion is with respect to Federal law and the laws of the State of Colorado only and that, to the extent such opinion is derived from laws of other jurisdictions, the statements are based on examinations of relevant authorities and are believed to be correct, but we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions. Accordingly, the law covered by the opinion expressed herein is limited to the Federal law of the United States and the law of the State of Colorado.

         We have relied upon factual representations made by Citizens in Article III of the Agreement and we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate to render this opinion.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The execution, delivery and performance of the Agreement by Citizens shall not result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under any contract, commitment, agreement, indenture, mortgage, pledge agreement, note, bond, license, or other instrument or obligation to which Citizens is a party or by which Citizens is bound or the charter or bylaws of Citizens or other governing instruments of Citizens.

         Citizens, Inc.                                                EXHIBIT E
         First Investors Group, Inc.
         ______________, 1998

         2. The Agreement has been duly authorized, executed and delivered by Citizens and is a legal, valid and binding obligation of Citizens enforceable against Citizens in accordance with its terms (subject to the applicability of equitable principles or the effect of bankruptcy or creditors' rights laws on the enforceability of the Agreement);

         3. Citizens is a Colorado corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

         4. Citizens has full corporate power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement;

         5. To our knowledge, after due inquiry, there are no civil or criminal actions, suits, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against Citizens which will constitute a breach of the representations, warranties or covenants under the Agreement or will prevent Citizens from consummating the transactions contemplated by the Agreement;

         6. The authorized and outstanding capital stock of Citizens is as stated in Section 3.2 of the Agreement, and each of the shares of Citizens Class A common stock to be issued pursuant to the Agreement has been duly authorized and when issued pursuant to the terms of the Agreement shall be validly issued and fully paid and non-assessable and not issued in violation of the preemptive rights of any party;

         7. To our knowledge, after due inquiry, except as set forth in the Agreement or Citizens' Disclosure Statement, there are no outstanding subscriptions, options, warrants, rights, convertible securities, calls, commitments, privileges or other arrangements, preemptive or contractual, calling for or requiring the acquisition of, or the issuance, transfer, sale or other disposition of any shares of the capital stock of Citizens, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of capital stock of Citizens; and

         8. The execution, delivery, and performance of the Agreement, and the performance by Citizens of its obligations thereunder, are not in contravention of any law, ordinance, rule or regulation of any State or political subdivision of the United States or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, and will not cause the suspension or revocation of any authorization, consent, approval, or license presently in effect, which affects or binds Citizens or any of its subsidiaries or any of their material properties, and will not have a material adverse effect on the validity of the Agreement or on the validity of the consummation of the transactions contemplated by the Agreement or constitute grounds for the loss or suspension of any permits, licenses, or other authorizations used in the business of Citizens.

                                       Very truly yours,

                                       JONES & KELLER, P.C.

                    AMENDMENT TO PLAN AND AGREEMENT OF MERGER

         This Amendment to Plan and Agreement of Merger ("Amendment") is entered into by and among First Investors Group, Inc. ("Investors"), Citizens, Inc. ("Citizens") and Excalibur Acquisition, Inc. ("Acquisition").

                                   WITNESSETH:

         WHEREAS, Investors, Citizens and Acquisition have heretofore entered into a Plan and Agreement of Merger dated September 10, 1998 ("Agreement"), to effect a merger between them under Illinois law, as provided in the Plan; and

         WHEREAS, Article X of the Agreement permits Investors, Citizens and Acquisition to amend the terms and conditions of the Agreement and the exhibits thereto;

         NOW THEREFORE, Investors, Citizens and Acquisition hereby agree that the Agreement should be and hereby is, amended as follows:

         1. Amendment of Section 7.2. Section 7.2 is amended in its entirety to read as follows:

         "7.2 This Agreement and the transactions contemplated herein shall have been duly and validly authorized, approved and adopted, as a meeting of the shareholders of Investors duly and properly called for such purpose in accordance with the applicable laws."

         2.      Deletion of Section 7.8(5). Section 7.8(5) is deleted.

         3. Scope of Amendment. This Amendment embodies all of the changes to the Agreement as of the date hereof. Except as modified hereby, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of October 30, 1998.

                                       CITIZENS, INC.
                                       By: /s/ Mark A. Oliver
                                          ---------------------------------
                                           Mark A. Oliver, President

                                       FIRST INVESTORS GROUP, INC.
                                       By: /s/ Don Dennis
                                          ---------------------------------
                                           Don Dennis, President

                                       EXCALIBUR ACQUISITION, INC.
                                       By: /s/ Mark A. Oliver
                                          ---------------------------------
                                           Mark A. Oliver, President

                                                                      APPENDIX B

ILLINOIS BUSINESS CORPORATION ACT OF 1983

ARTICLE 11.  MERGER AND CONSOLIDATION -- DISSENTERS' RIGHTS

         5/11.65 RIGHT TO DISSENT. -- (a)   A shareholder of a corporation is
entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

         (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

         (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

         (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of dissenter's shares because it:

         (i)     alters or abolishes a preferential right of such shares;

         (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

         (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

         (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

         (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

         5/11.70 PROCEDURE TO DISSENT. -- (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

         (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

         (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

         (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

         (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

         (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

         (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

         (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

         (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

         (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

         (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

         If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefitted. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

         (j)     As used in this Section:

         (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

         (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                      PROXY
                           FIRST INVESTORS GROUP, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of First Investors Group, Inc. ("Investors") acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on Tuesday, January 26, 1999, at Jumer Hotels, Jumer Drive at Veterans Parkway, Bloomington, Illinois, at 10:00 a.m., Central Standard Time, and hereby appoints Donald L. Dennis and H. Marie Dennis, each of them with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Special Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

         THE DIRECTORS RECOMMEND A VOTE FOR THE ITEMS INDICATED BELOW:

1. A proposal to approve and adopt the Plan and Agreement of Merger dated September 10, 1998 under which Excalibur Acquisition, Inc., a wholly-owned subsidiary of Citizens, Inc., will merge with and into Investors, with Investors being the survivor, and shareholders of Investors will receive shares of Citizens, Inc. Class A Common Stock for their Investors common and preferred shares as described in the accompanying Proxy Statement-Prospectus.

     FOR  _____                AGAINST  _____              ABSTAIN  _____

2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     Dated this ______ day of ________________, 199____.

Number of Shares Voted*
Common                                 ------------------------------------
       -------------------                   Signature
Preferred
         -----------------
                                       ------------------------------------
                                             Signature

*If the number of shares voted is not
indicated, all shares in your name on
Investors' stock register will be voted
for the Merger.

                                       Please sign your name exactly as it
                                       appears on your stock certificate(s). If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                                       Please sign, date and return this proxy
                                       immediately.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 109 of Title Seven of the Colorado Revised Statutes enables a Colorado corporation to indemnify its officers, directors, employees and agents against liabilities, damages, costs and expenses for which they are liable if:
(i) in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant; (ii) in all other cases, that their conduct was at least not opposed to the Registrant's best interests; and (iii) in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.

         The Registrant's Articles of Incorporation limit the liability of directors to the full extent provided by Colorado law.

         The Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      EXHIBITS

Exhibit Number             Description of Exhibits

2.2 Plan and Agreement of Merger - American Liberty Financial Corporation, American Liberty Life Insurance Company, Citizens, Inc. and Citizens Acquisition, Inc., dated December 8, 1994(e)

2.21                       Plan and Agreement of Merger - See Appendix A

3.1                        Articles of Incorporation, as amended(a)

3.2                        Bylaws(e)

5.1 Opinion and consent of Jones & Keller, P.C. as to the legality of Citizens, Inc. Common Stock(c)

8.1 Opinion and Consent of Jones & Keller, P.C. re: tax matters(c)

10.12 Summary of Coinsurance Agreement between Citizens Insurance Company of America and Alabama Reassurance Company dated December 31, 1985(b)

10.13 Automatic Yearly Renewable Term (NR) Life Reinsurance Agreement between Citizens Insurance Company of America and The Centennial Life Insurance Company dated March 1, 1982(c)

10.14 Self-Administered Automatic Reinsurance Agreement between Citizens Insurance Company of America and Business Men's Assurance Company dated July 1, 1993(c)

10.15                      Proposed Consulting Agreement - Don Dennis (c)

11                         Statement re: Computation of per share earnings(d)

22                         Subsidiaries of the Registrant(d)

23.1                       Consent of Jones & Keller, P.C.(c)

23.2                       Consent of Jones & Keller, P.C.(c)

23.3                       Consent of KPMG Peat Marwick LLP(c)

23.4                       Consent of Kerber, Eck & Braeckel, LLP(c)

23.5                       Consent of Sikich Gardner & Co, LLP (c)

25                         Power of Attorney (c)

----------

(a) Filed with the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated by reference.

(b) Filed with the Registrant's Amendment No. 1 to Registration Statement on Form S-4, Registration No. 33-4753, filed with the Commission on or about June 19, 1992.

(c)      Filed previously as part of this Registration Statement.

(d) Filed with the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 1997, and incorporated herein by reference.

(e) Filed with the Registrant's Registration Statement on Form S-4, Registration No. 33-59039, filed with the Commission on May 2, 1995.

(b)     FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES.

        See "Financial Statements."

ITEM 22.  UNDERTAKINGS

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each filing of The Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective; and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the Effective Time of the Registration Statement through the date of responding to the request.

         The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the Effective Time of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii), above, do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 4, 1998.

                                     CITIZENS, INC.


                                     By: /s/ Harold E. Riley
                                        ---------------------------------
                                         Harold E. Riley, Chairman of the Board



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title
Date ----------                                  -----
----

/s/ Harold E. Riley                         Chairman of the Board               December 4, 1998
-----------------------------------
Harold E. Riley


/s/ Mark A. Oliver                          President, Chief                    December 4, 1998
-----------------------------------         Administrative Officer and
Mark A. Oliver                              Director


/s/ Mark A. Oliver                          Vice Chairman, Chief Actuary,       December 4, 1998
-----------------------------------         Assistant Secretary and Director
T. Roby Dollar
by Mark A. Oliver, attorney

/s/ Mark A. Oliver                          Vice Chairman - Administration      December 4, 1998
-----------------------------------         and Director
Rick D. Riley
by Mark A. Oliver, attorney


/s/ Mark A. Oliver                          Director                            December 4, 1998
-----------------------------------
James C. Mott
by Mark A. Oliver, attorney

/s/ Mark A. Oliver                          Director                            December 4, 1998
-----------------------------------
Joe R. Reneau
by Mark A. Oliver, attorney

                                            Director
-----------------------------------
Steven F. Shelton

                                            Director
-----------------------------------
Ralph M. Smith. Th.D.

                                            Director
-----------------------------------
Timothy T. Timmerman